SCHEDULE 14A INFORMATION
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USA TRUCK, INC.

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USA TRUCK, INC.
3200 Industrial Park Road
Van Buren, Arkansas 72956

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 23, 2014

To the Stockholders of USA Truck, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (“Annual Meeting”) of USA Truck, Inc. (the “Company”) will be held at the corporate offices of the Company at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Friday, May 23, 2014, at 10:00 a.m., local time, for the following purposes:

1.	To elect two (2) Class I directors for a term expiring at the 2017 Annual Meeting.

2.	Advisory approval of the Company’s executive compensation.

3.	Approval of the USA Truck, Inc. 2014 Omnibus Incentive Plan.

   Only holders of record of the Company’s Common Stock at the close of business on March 28, 2014, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Company’s Proxy Statement is submitted herewith.  The Annual Report for the year ended December 31, 2013, is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement.  Except to the extent it is incorporated by specific reference, the enclosed copy of our 2013 Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to Be Held on May 23, 2014

 We have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and, (ii) notifying you of the availability of our proxy materials on the Internet.  This Notice of Meeting, Proxy Statement, and our Annual Report to Stockholders for the fiscal year ended December 31, 2013, are available online and may be accessed at http://www.rtcoproxy.com/usak.  We do not use “cookies” or other software that identifies visitors accessing these materials on this website.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

By Order of the Board of Directors
David F. Marano
Secretary
Van Buren, Arkansas
April 25, 2014
YOUR VOTE IS IMPORTANT.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.  YOU MAY ALSO VOTE ON THE INTERNET ANYTIME PRIOR TO 3:00 A.M. EDT ON MAY 23, 2014 BY COMPLETING THE ELECTRONIC VOTING INSTRUCTION FORM FOUND AT HTTP://WWW.RTCOPROXY.COM/USAK OR BY TELEPHONE ANYTIME PRIOR TO 3:00 A.M. EDT ON MAY 23, 2014 USING A TOUCH-TONE TELEPHONE AND CALLING 1-855-484-1039.  RETURNING YOUR PROXY NOW WILL NOT INTERFERE WITH YOUR RIGHT TO ATTEND THE ANNUAL MEETING OR TO VOTE YOUR SHARES PERSONALLY AT THE ANNUAL MEETING, IF YOU WISH TO DO SO. THE PROMPT RETURN OF YOUR PROXY MAY SAVE US ADDITIONAL EXPENSES OF SOLICITATION.

USA TRUCK, INC.
3200 Industrial Park Road
Van Buren, Arkansas 72956

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on May 23, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the “Company,” “USA Truck,” “we,” “our” or “us”), for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice.  The mailing address of the Company is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is (479) 471-2500.

The cost of soliciting proxies will be borne by the Company.  In addition to solicitation by mail, certain officers and employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means.  The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock of the Company.

The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 25, 2014.

REVOCABILITY OF PROXY

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting.  A proxy may be revoked by delivery of written notice of revocation to David F. Marano, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting.  If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein.  If no direction is given, such shares will be voted for election of all nominees for director, for approval, in an advisory and non-binding vote, of the compensation of the Company's Named Executive Officers, for approval of the USA Truck, Inc. 2014 Omnibus Incentive Plan, and at the discretion of the person(s) named as proxy(ies) therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 28, 2014, as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting.  As of the record date, March 28, 2014, 10,518,097 shares of Common Stock were outstanding and entitled to vote at the meeting.  Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date.  The stock transfer books of the Company will not be closed.  Stockholders are not entitled to cumulative voting with respect to the election of directors.  The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, are necessary to constitute a quorum.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

The Company’s bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company.  Thus, any abstentions or broker non-votes will have no effect on the election of directors.  However, at any stockholder meeting at which a director is subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from or voted “against” his or her nomination than are voted “for” such election, excluding abstentions, shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee.  See “Nominating and Corporate Governance Committee—Additional Corporate Governance Policies” for additional information regarding our majority vote policy.  Approval of any other matter submitted to stockholders each requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting.  Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a proposed corporate action.  Accordingly, abstentions and broker non-votes will have no effect on the approval of any other matter submitted to stockholders.

If you are a holder of record of our Common Stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet, or (iii) by mailing your proxy card.  Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

The above-mentioned telephone and Internet-voting procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or the Internet is 3:00 a.m. Eastern Time on Friday, May 23, 2014.  If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our current directors (including the two nominees for election at the Annual Meeting), each executive officer named in the Summary Compensation Table, and all current directors and executive officers as a group, including the beneficial ownership of our Common Stock as of March 28, 2014 for each individual and the group.  The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, our only class of voting securities, as of March 28, 2014.  Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him or it.

			Common Stock
			Beneficially Owned
		Director	Number of		Percent
Name and (if applicable) Address	Age	Since	Shares*		of Class
Directors and Nominees for Director:

John M. Simone	52	2013	84,046	(1)	(3)

James D. Simpson, III**	73	2010	26,166	(2)	(3)

Terry A. Elliott	68	2003	20,369	(2)	(3)

William H. Hanna**	53	2005	50,330	(2)(4)	(3)

Richard B. Beauchamp	61	2006	9,166	(2)	(3)

Robert A. Peiser	65	2012	37,823	(5)	(3)

Robert E. Creager	65	2012	7,614	(2)	(3)

Named Executive Officers (Excluding Persons Named Above):

Clifton R. Beckham	42	--	73,587	(6)	(3)

Michael R. Weindel	45	--	47,513	(7)	(3)

All Current Directors and Executive Officers as a Group (11 Persons)			364,552		3.5%

Beneficial Owners of More Than 5% of Outstanding Common Stock (Excluding Persons Named Above):

Stone House Capital Management, LLC, SH Capital Partners, L.P., and Mark Cohen			1,550,000	(8)	14.7%
950 Third Avenue, 17th Floor, New York, New York 10022
Baker Street Capital L.P., and Baker Street Capital Management, LLC, and Vadim Perelman			1,400,000	(9)	13.3%
12400 Wilshire Blvd. Suite 940, Los Angeles, California 90025
Knight Transportation, Inc., and Knight Capital Growth LLC			1,304,517	(10)	12.4%
5601 West Buckeye Road, Phoenix, Arizona 85043
Dimensional Fund Advisors LP			812,293	(11)	7.7%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746
James B. Speed			720,063	(12)	6.9%
2323 So. 40th Street, Fort Smith, Arkansas 72903
Grace & White, Inc.			714,575	(13)	6.8%
515 Madison Ave, Suite 1700, New York, New York 10022

*	All fractional shares (which were acquired through participation in our Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**      Current nominees for re-election as a director.

(1)
On February 18, 2013, Mr. John M. Simone was appointed to serve as President, Chief Executive Officer and on the Board of Directors as a Class II Director for a term expiring at the 2015 Annual Meeting.  The amount shown includes 10,727 shares of Common Stock Mr. Simone has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 28, 2014.

(2)	The beneficial owner has no shares under options that are presently exercisable or that are exercisable within 60 days following March 28, 2014.

(3)	The amount represents less than 1% of the outstanding shares of Common Stock.

(4)
Mr. Hanna has voting and dispositive power with respect to 50,330 shares that he beneficially owns.  Of those 50,330 shares (a) 12,300 shares are held of record by Hanna Family Investments LP, (b) 21,000 shares are held of record by Hanna Oil and Gas Company, (c) 7,664 shares are held of record in a revocable trust of which he is trustee, and (d) 5,200 shares are held of record in an irrevocable trust of which he is trustee, and (e) 4,166 shares are held of record by Mr. Hanna himself.

(5)
Mr. Peiser has voting and dispositive power with respect to 37,823 shares that he beneficially owns.  Of those 37,823 shares (a) 12,197 shares are held of record in a revocable trust of which he is trustee, (b) 21,806 shares are held of record by Mr. Peiser himself, and (c) 3,820 shares are those Mr. Peiser has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 28, 2014.

(6)
On February 18, 2013, Mr. Clifton R. Beckham resigned his position as President, Chief Executive Officer and director and assumed the position of Executive Vice President and Chief Financial Officer.  The amount shown includes 13,199 shares of Common Stock Mr. Beckham has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 28, 2014.

(7)	The amount shown includes 13,206 shares of Common Stock Mr. Weindel has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 28, 2014.

(8)
This information is based solely on a report on Schedule 13D filed with the SEC on February 20, 2014, by Stone House Capital Management, LLC, SH Capital Partners, L.P., and Mark Cohen.  Stone House Capital Management, LLC has sole voting power with respect to no shares, shared voting power with respect to 1,550,000 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 1,550,000 shares indicated as being beneficially owned by it.  SH Capital Partners, L.P., has sole voting power with respect to 1,550,000 shares, shared voting power with respect to no shares indicated as being beneficially owned by it, sole dispositive with respect to 1,550,000 and shared dispositive power with respect to no shares indicated as being beneficially owned by it.  Mark Cohen has sole voting power with respect to no shares, shared voting power with respect to 1,550,000 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 1,550,000 shares indicated as being beneficially owned by it.  Information is as of January 28, 2014.

(9)
This information is based solely on a report on Schedule 13D filed with the SEC on November 7, 2013, by Baker Street Capital L.P., Baker Street Capital Management, LLC, and Vadim Perelman.  Baker Street Capital L.P., has sole voting power with respect to 1,400,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,400,000 shares and shared dispositive power with respect to no shares indicated as being beneficially owned by it.  Baker Street Capital Management, LLC has sole voting power with respect to 1,400,000 shares, shared voting power with respect to no shares, sole dispositive with respect to 1,400,000 and shared dispositive power with respect to no shares indicated as being beneficially owned by it.  Vadim Perelman has sole voting power with respect to 1,400,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,400,000 shares and shared dispositive power with respect to no shares indicated as being beneficially owned by it.  Information is as of November 6, 2013.

(10)
This information is based solely on a report on Schedule 13D filed with the SEC on February 4, 2014. Knight Transportation, Inc. and Knight Capital Growth LLC, have sole voting power with respect to no shares, shared voting power with respect to 1,304,517 shares, sole dispositive power with respect to no shares indicated as being beneficially owned by it and shared dispositive power with respect to 1,304,517 shares.  Information is as of February 4, 2014.

Knight Transportation, Inc. and Knight Capital Growth LLC (together, “Knight”) have entered into a Voting Agreement with the Company, dated February 4, 2014 (the “Voting Agreement”), effective until September 30, 2014 (the “Voting Period”), pursuant to which, during the Voting Period, Knight has agreed that all shares of Common Stock beneficially owned by Knight or its affiliates shall not be voted (whether in person, by count, by proxy or otherwise), provided that Knight agrees to present its shares at any such meeting of the Company’s stockholders.  Additionally, during the Voting Period, Knight agrees not to, and will not permit any of its affiliates to, take any action in support of, or effect or seek, offer or propose to effect, the nomination or election as directors of persons other than those recommended by the Nominating and Corporate Governance Committee.  If, during the Voting Period, (a) the Company proposes to enter into or pursue a process for a significant corporate transaction pursuant to which a person other than Knight would acquire (i) beneficial ownership of 50% or more of the voting power of the Company, (ii) more than 50% of the assets of the Company, or (iii) securities representing 20% or more of the voting power of the Company, or (b) a person other than Knight or its affiliate commences a tender offer or exchange offer with respect to securities representing 50% or more of the voting power of the Company, the Company will provide Knight a reasonable opportunity to participate in any such process and make a proposal to the Company with respect to such potential transaction.  Subject to certain requirements, if the Company complies with the foregoing and enters into a merger agreement prior to the expiration of the Voting Period with a person other than Knight, Knight will vote its shares in favor of such transaction that is at a higher notional price than Knight’s proposal or in proportion to the Company’s stockholders if not at a notionally higher price.

(11)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 10, 2014, which indicates that Dimensional Fund Advisors LP, an investment advisor, has sole voting power with respect to 794,343 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 812,293 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2013.

(12)
With respect to the shares owned directly by Mr. Speed, this information is based on information provided by Mr. Speed’s brokers.  With respect to the shares owned by Mr. Speed’s wife and shares held for the benefit of his daughter, the information is based solely on a Schedule 13G/A filed with the SEC on March 4, 2013.  Mr. Speed has sole voting and dispositive power with respect to all 720,063 shares and shared voting and dispositive power with respect to no shares.  The amount shown does not include (a) 66,823 shares of Common Stock held by Mr. Speed’s wife (of which Mr. Speed disclaims beneficial ownership) and (b) 17,669 shares of Common Stock held in a trust (of which Mr. Speed’s wife is trustee) for the benefit of his daughter (of which Mr. Speed disclaims beneficial ownership).  Information is as of December 31, 2012.

(13)
This information is based solely on a report on Schedule 13G/A filed with the SEC on January 30, 2014, which indicates that Grace & White, Inc., an investment advisor, has sole voting power with respect to 71,320 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 714,575 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2013.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Our Restated and Amended Certificate of Incorporation provides that there shall be eight directors, subject to increases or decreases in such number by vote of the Board of Directors in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each.  In accordance with the current bylaws, the number of directors constituting the entire Board has been decreased to seven.  The Board presently consists of seven persons.

The current term of office of the two Class I directors will expire at the 2014 Annual Meeting and those directors have been nominated for re-election at the meeting for a term expiring at the 2017 Annual Meeting:

Class I
Term Expiring 2017

William H. Hanna
James D. Simpson, III

Proxies may not be voted at the 2014 Annual Meeting for more than two nominees for election as directors.  Each of the nominees has consented to serve if elected and, if elected, will serve until the 2017 Annual Meeting or until his successor is duly elected and qualified.

Class II and Class III directors are currently serving terms expiring in 2015 and 2016, respectively.  Class II directors are John M. Simone, Terry A. Elliott and Richard B. Beauchamp.  Class III directors are Robert A. Peiser and Robert E. Creager.

Mr. Clifton R. Beckham, formerly a Class II director, resigned his position as President and CEO as well as from the Board of Directors on February 18, 2013.  Mr. Beckham is currently serving as the Company’s Executive Vice President and CFO.  On that same date, Mr. John M. Simone was appointed as the Company’s President and CEO and was appointed to the Board of Directors to fill the vacancy created by Mr. Beckham’s resignation.

All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed.  It is expected that the nominees will be available for election, but if for any unforeseen reason any nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating and Corporate Governance Committee.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors.  Any director subject to an uncontested election who is elected by a plurality and receives a greater number of votes “withheld” from or voted “against” his or her nomination than are voted “for” such election (excluding abstentions) shall be subject to the majority vote policy described under “Nominating and Corporate Governance Committee—Additional Corporate Governance Policies.”

The Board recommends that the stockholders vote “FOR” the election of the two nominees named above.

Board Leadership Structure

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and participates in setting the agenda for Board meetings and presides over meetings of the full Board.  Under our bylaws, we have provided for a formal office of CEO and established certain duties of the CEO that were previously reserved to the President and Chairman of the Board.

We have no current plans to separate the CEO and President roles, and our bylaws recite that the CEO shall be the President unless a separate CEO and President shall be appointed.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term operational performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  The involvement of the full Board of Directors in evaluating the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determining factor of what constitutes an appropriate level of risk for the Company.  The full Board of Directors participates in this annual assessment as we believe that risk oversight is most effective when the full knowledge, experience, and skills of all directors are brought to bear on the complex subject of risk management.

In this process, risk is assessed throughout the business, focusing on the following primary areas of risk: financial risk, legal and compliance risk, and operational and strategic risk.  Within these primary areas of risk, our Board of Directors, with the input of management, has identified specific areas of risk that are pertinent to our business.  Our Board of Directors regularly receives reports and has discussions with management with respect to such areas.  The Board of Directors routinely makes assignments to certain members of management to provide reports and to answer to the Board of Directors with respect to such areas.  Furthermore, our Board of Directors continually engages in discussions at the Board level and with management in an attempt to identify currently unknown risks.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management.  For example, the Audit Committee assesses internal controls over financial reporting and, in connection therewith, receives an annual risk assessment report from the Company’s internal auditors.  Additionally, in setting compensation, the Executive Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s overall business strategy.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Biographical Information

John M. Simone.  Mr. Simone has served as President, Chief Executive Officer and a director since February 2013.  Mr. Simone has over 30 years of leadership experience in the transportation and logistics industry.   Prior to joining the Company, Mr. Simone served as President and Chief Executive Officer of LinkAmerica Corporation from August 2011 through December 2012.  He was President and Chief Operating Officer of Greatwide Logistics Services, LLC from April 2008 to April 2011, and prior to that he served in various capacities with UPS Freight from 1998-2008, attaining the position of Senior Vice President, Truckload Division. Prior to UPS, Mr. Simone was with Ryder System Inc. from 1982 to 1998 where he held a variety of leadership positions.  We believe Mr. Simone’s qualifications to serve on our Board of Directors include his extensive management and leadership experience in the truckload industry and his role as Chief Executive Officer of the Company, which allows the Board of Directors to interface directly with senior management.

Terry A. Elliott.  Mr. Elliott has served as a director of the Company since 2003 and he served as Chairman of the Board from May 2011 until November 2012.  Mr. Elliott has chaired the Audit Committee since 2003, has been designated the Company’s audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s listing standards.  He served as Chief Financial Officer of Safe Foods Corporation, a food safety company in North Little Rock, Arkansas, from July 2000 to August 2009 and served as a director of Safe Foods from 2000 to 2003.  Mr. Elliott also was a director of Superior Financial Corporation (the holding company for Superior Federal Bank, F.S.B.) and a member of its Audit Committee from February 2003 until Superior was sold to Arvest Holdings, Inc. in August 2003.  From 1996 to 2000, Mr. Elliott served as the Chief Financial Officer for two unrelated private start-up businesses.  Mr. Elliott was with Ernst & Young from 1968 until 1994 when he retired as Managing Partner of the Little Rock office.  During his career he has had significant experience in the areas of accounting, auditing, public company reporting, administration and corporate development.  He is a retired Certified Public Accountant.  Mr. Elliott has also been active in a number of community and civic organizations.  We believe Mr. Elliott’s qualifications to serve on our Board of Directors include his extensive financial experience and his past service on another company’s Audit Committee.

William H. Hanna.  Mr. Hanna has served as a director of the Company since 2005.  Mr. Hanna has been President of Hanna Oil and Gas Company since 1999.  He has worked in the oil and gas industry since 1983.  Mr. Hanna is also a director of First National Bank of Fort Smith, Arkansas and is a member of their Audit and Loan Review Committees.  Mr. Hanna brings to the Board of Directors demonstrated management ability at senior levels. His position as President of Hanna Oil and Gas Company gives Mr. Hanna critical insights into the operational requirements of a company our size, which we believe qualifies him to serve as a member of our Board of Directors.

Richard B. Beauchamp.  Mr. Beauchamp has served as a director of the Company since 2006.  Mr. Beauchamp is a Certified Public Accountant and has been a General Partner of Norris Taylor & Company, a Certified Public Accounting firm in Fort Smith, Arkansas, since 1980.  He has worked in the accounting profession since 1975.  Mr. Beauchamp is also a director of Weldon, Williams & Lick, Inc., a specialty printing company, former director of the University of Arkansas Fort Smith Foundation and he serves on the boards of several community and civic organizations.  We believe Mr. Beauchamp’s qualifications to serve as a member of our Board of Directors includes his experience as a Certified Public Accountant and years of experience with financial matters.

James D. Simpson, III.  Mr. Simpson has served as a director of the Company since 2010.  Mr. Simpson is an investment banker with Stephens Inc., where he has been employed since 1969.  Mr. Simpson brings to the Board of Directors in-depth knowledge of the capital markets, in particular for the transportation sector, which we believe allows him to provide critical insights to the other members of the Board of Directors and qualifies him to serve as a member of our Board of Directors.  Mr. Simpson is also a director of various volunteer organizations.

Robert A. Peiser. Mr. Peiser has served as a director of the Company since February 2012.  Mr. Peiser was appointed Vice Chairman of the Board in August 2012 and Chairman of the Board in November 2012.  He is engaged in active service on public as well as private corporate and not-for-profit boards.  Mr. Peiser has also served as Chairman of the Board of Primary Energy Recycling Corporation since June 2013 and on the Board of Standard Register Company, since October 2013.  Previous public board service includes Team Industrial Services, Inc. (July 2007 to September 2012); Solutia, Inc. (February 2008 to July 2012); and, Signature Group Holdings, Inc. (June 2010 to May 2011).  From 2008 to May 2010, Mr. Peiser served as the Chief Executive Officer and Chairman of the Board of Omniflight Helicopters, Inc., an air medical services provider.  Previously, Mr. Peiser served as President, CEO and a director of Imperial Sugar Company, a refiner and marketer of sugar products, from April 2002 through January 2008.  We believe Mr. Peiser’s qualifications to serve on our Board of Directors include his broad-based executive, director and management experience with companies in transition in a variety of domestic and international industries.  He is also the immediate past Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors (“NACD”).  We believe his work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices.

Robert E. Creager.  Mr. Creager has served as a director of the Company since November 2012.  Mr. Creager is a Certified Public Accountant and has 38 years of public accounting and industry experience.  Mr. Creager also serves as Chairman of the Audit Committee of Houston International Insurance Group, a property and casualty insurer, and is the current Treasurer and a Director of the Texas TriCities Chapter of the NACD.  From April 2011 to January 2013, Mr. Creager served as Chairman of the Audit Committee of GeoMet, Inc., an independent natural gas exploration development and production company.  His experience includes 27 years as an Assurance Partner and a former Audit Practice Leader of the Houston office of PricewaterhouseCoopers.  We believe Mr. Creager’s qualifications to serve on our Board of Directors include his extensive financial experience and his service on other Audit Committees.

There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

Board Meetings, Director Independence and Committees

Meetings

In 2013, the Board of Directors held nineteen meetings. During 2013, the Board had a standing Executive Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee.  Each current member of the Board attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he served.  We encourage the members of our Board of Directors to attend our Annual Meetings.  All seven of our then-current directors attended the 2013 Annual Meeting.

Director Independence

  In determining the independence of its directors, the Board relies on the standards set forth in SEC regulatory and the NASDAQ Stock Market’s listing standards, including NASDAQ Rule 5605(a)(2).  To be considered independent under that standard, an outside director may not have a direct or indirect material relationship with the Company.  A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders.  In determining whether a material relationship exists, the Board considers, among other things, whether a director is a current or former employee of the Company.  Annually, counsel to the Company reviews the Board’s approach to determining director independence and recommends changes as appropriate.

Consistent with these considerations, the Board has determined that, during 2013, all of the directors, with the exception of Clifton R. Beckham, who was our President and CEO from January 1, 2013 to February 18, 2013 and Mr. John M. Simone, who was our President and CEO from February 18, 2013 to December 31, 2013, were independent directors.

Committees

    Executive Compensation Committee.  The purpose of the Executive Compensation Committee is to recommend to the Board matters pertaining to compensation of our executive officers and contributions to our 401(k) Investment Plan.  The Executive Compensation Committee is also responsible for administering the grants of options and other awards to executive officers and other employees under the 2004 Equity Incentive Plan.  Our Executive Compensation Committee’s extensive process for making executive compensation decisions is explained in more detail below.  See “Executive Compensation – Procedures.”

  The charter for the Executive Compensation Committee, as amended effective January 30, 2013, sets forth the purpose and responsibilities of the Executive Compensation Committee in greater detail.  The Executive Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Executive Compensation Committee’s charter is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.

  The Executive Compensation Committee met thirteen times during 2013.  The Executive Compensation Committee is comprised of Richard B. Beauchamp (Chairman), Terry A. Elliott, Robert A. Peiser and William H. Hanna, each of whom is an independent director.  In determining the independence of our Executive Compensation Committee members, the Board considered several relevant factors, including but not limited to each director's source of compensation and affiliations.  Specifically, each member of the Executive Compensation Committee (i) is independent under NASDAQ Rules 5605(a)(2) and 5605(d)(2)(A), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Exchange Act, (iii) did not directly or indirectly accept any consulting, advisory, or other compensation fee from the Company, and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship or accept any compensation from the Company, which would impair each respective member's judgment as a member of the Executive Compensation Committee.  In 2013, none of our Executive Compensation Committee members had any business or personal relationship with any compensation consultant, legal consultant, or other advisor that was selected by or provided advice to the Compensation Committee.

  Audit Committee.  The Audit Committee has primary responsibility for assisting and directing the Board in fulfilling its oversight responsibilities with respect to our auditing, accounting and financial reporting processes.  The Audit Committee’s primary responsibilities include:

•	Monitoring our financial reporting processes and systems of internal controls regarding finance and accounting;

•	Monitoring the independence and performance of our independent registered public accounting firm, and managing the relationship between us and our independent registered public accounting firm; and

•	Providing an avenue of communication among the Board, the independent registered public accounting firm and our management.

  The Audit Committee has exclusive power to engage, terminate and set the compensation of our independent registered public accounting firm.  The Audit Committee also evaluates and makes recommendations to the full Board with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest, and reviews all such transactions at least annually.  The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail.  The Audit Committee reviewed and reassessed the adequacy of its formal written charter on March 31, 2014.  A copy of the Audit Committee’s charter as amended effective October 17, 2012, is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.

  The Audit Committee met nine times during 2013.  The Audit Committee is comprised of Terry A. Elliott (Chairman), Robert E. Creager, Richard B. Beauchamp and William H. Hanna.  The Board has determined that Terry A. Elliott is an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K, and meets the independence and financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s listing standards.

  All of the members who served on the Audit Committee during 2013 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s listing standards and meet the independence and other requirements set forth for audit committee members in Rule 5605(c)(2)(A) of those listing standards.  See “Report of Audit Committee.”

  Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee has responsibility to (a) recommend to the full Board corporate governance guidelines applicable to the Company, (b) lead the Board in its annual review of the Board’s performance, (c) identify individuals qualified to become Board members consistent with criteria approved by the Nominating and Corporate Governance Committee of the Board, and (d) perform such other functions as are customarily performed by nominating and corporate governance committees.  The members of the Nominating and Corporate Governance Committee are William H. Hanna (Chairman), Richard B. Beauchamp, Terry A. Elliott, Robert A. Peiser, Robert E. Creager and James D. Simpson, III, each of whom is an independent director as set forth in Rule 5605(a)(2) of The NASDAQ Stock Market's listing standards.  The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth the purpose and responsibilities of the Nominating and Corporate Governance Committee in greater detail.  The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Nominating and Corporate Governance Committee’s charter, as amended effective February 27, 2013, is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.

  The Nominating and Corporate Governance Committee met five times during 2013.  In accordance with the Nominating and Corporate Governance Committee’s charter, in order to be considered a director nominee, a person’s (including an incumbent director’s) nomination must be approved by both a majority vote of the Nominating and Corporate Governance Committee and the vote of a majority of all directors.

Whenever a determination has been made that it is necessary to nominate one or more persons, in addition to incumbent directors, the Nominating and Corporate Governance Committee will have primary authority for identifying persons who meet certain minimum qualifications and who otherwise have the experience and abilities necessary to serve as effective members of the Board.  The Nominating and Corporate Governance Committee may delegate this identification function to one or more of its members.  In performing this function, the Nominating and Corporate Governance Committee may rely on such resources as it deems appropriate, including without limitation, recommendations from our management, from our incumbent directors, from third parties or from stockholders.  In addition, the Nominating and Corporate Governance Committee may, at our expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating and Corporate Governance Committee shall determine to be reasonable and appropriate.

Each nominee should be committed to the Company’s basic beliefs as set forth in the Company’s Code of Business Conduct and Ethics and shall be an individual of integrity, intelligence, and strength of character.  In addition, each nominee should have, among other attributes:

•	a reputation both personal and professional, consistent with the image and reputation of the Company;

•
relevant expertise and experience, including educational or professional backgrounds and should be able to offer advice and guidance to management of the Company based on that expertise and experience;

•	a working knowledge of corporate governance issues and the changing role of boards;

•	demonstrated management and/or business skills or experience that will contribute substantially to the management of the Company;

•	a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today’s business environment; and

•	an understanding of the Company’s business and the general trucking or transportation industry, or the willingness and ability to develop such an understanding.

Finally, in identifying and selecting persons for consideration as nominees, the Nominating and Corporate Governance Committee will consider the rules and regulations of the SEC and The NASDAQ Stock Market (or such other stock exchange or stock market on which our securities may be listed or traded from time to time) regarding the composition of the Board and the qualifications of its members.

The Nominating and Corporate Governance Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the minimum qualifications, as described above, and set forth in the Nominating and Corporate Governance Committee charter, and otherwise has the experience and abilities necessary to be an effective member of the Board.  These procedures may include at least one personal interview of the candidate by the Nominating and Corporate Governance Committee, discussions with qualified representatives of companies or firms by which the candidate is or has previously been employed or on whose boards of directors the candidate is serving or has previously served, or with such other persons as the Nominating and Corporate Governance Committee deems appropriate to rely upon as references for the candidate, and completion of a questionnaire regarding the candidate’s prior employment and service on boards of directors, criminal convictions or sanctions and other matters deemed appropriate by the Nominating and Corporate Governance Committee.

As set forth in detail in the Nominating and Corporate Governance Committee charter, it is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received.  The Nominating and Corporate Governance Committee will evaluate any stockholder recommendations pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source.  Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in our bylaws.  To be timely under our bylaws, recommendations must be received in writing at our principal executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting.  For the 2015 Annual Meeting, stockholder recommendations must be received by us no earlier than January 23, 2015 and no later than February 22, 2015.  In addition, pursuant to our bylaws, any recommendation of a director submitted by a stockholder must include the following information:

•	the proposed nominee’s name, age, business address and residence address;

•	the proposed nominee’s principal occupation or employment and business experience;

•	the proposed nominee’s educational background;

•	the class and number of shares of stock of the Company owned by the proposed nominee;

•
such other information as is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, without limitation, confirmation that the nominee is from a stockholder of the Company who is the record or beneficial owner of at least 1% or $2,000 in market value of the shares of stock entitled to be voted at our next Annual Meeting, and who has held such shares for at least one year;

•	the nominating stockholder’s name and address, as they appear on the Company’s books; and

•	the class and number of shares of stock of the Company beneficially owned by the nominating stockholder and the date or dates of acquisition thereof.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply criteria to include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The value of diversity on the Board will be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  We assess the effectiveness of our policies and practices on Board diversity in connection with assessing the effectiveness of our Board as a whole.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Additional Corporate Governance Policies

We are committed to having sound corporate governance principles, which is essential to maintaining our integrity in the marketplace.  In 2013, the Board adopted additional guidelines for membership on the Board.  These guidelines include (i) a retirement policy, whereby no person will be appointed or stand for election as a director of the Company after his or her seventy-fifth birthday, unless waived by a majority vote of the Board; (ii) a majority vote policy, whereby a director who is subject to an uncontested election at any stockholder meeting shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director receives a greater number of votes "withheld" from or voted "against" his or her nomination than are voted "for" such election, excluding abstentions; (iii) a Company stock ownership policy, whereby each director should own Company Common Stock with a cumulative value of not less than $100,000, based on the grant price of the stock at the time it was granted or the cost of the stock at the time it was acquired, and should attain such ownership within four years from the date the director first becomes a member of the Board, or January 30, 2017, for directors serving on the Board as of the date the guideline was adopted; (iv) a policy requiring a non-employee director to submit his or her resignation to the Nominating and Corporate Governance Committee if such director's principal occupation or business association changes substantially during his or her tenure as a director, so that the Nominating and Corporate Governance Committee can consider the appropriateness of continued Board membership under the circumstances; and (v) a policy directing Board members to advise the Nominating and Corporate Governance Committee before accepting membership on other public boards of directors, any public audit committee, or other significant committee assignment, and before establishing other significant relationships with businesses, institutions, governmental units, or regulatory entities, particularly those that may result in significant time commitments, a change in the director's relationship to the Company, or a conflict of interest.  The Board has also directed that the Nominating and Corporate Governance Committee be responsible for administering these guidelines and reporting to the Board no less than annually regarding compliance with these guidelines.  Please see Exhibit B to the Nominating and Corporate Governance Committee charter for additional details regarding the foregoing guidelines.  Further, the Board accelerated the termination of the stockholder rights plan as of April 11, 2014.

PROPOSAL TWO:  ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the Securities and Exchange Commission), and in response to the stockholders’ advisory and non-binding vote at the Annual Meeting  held on May 4, 2011, we are including in this proxy statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers.

As described in more detail in the Executive Compensation section of this proxy statement, the Executive Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Align compensation with our business objectives and the interests of our stockholders.
• We incorporate cash and equity compensation components into our program to provide incentives for short-term and long-term objectives.

o Annual cash and equity incentives based on targets with objective, measurable criteria keep management focused on near-term results.  Caps on cash awards are built into our plan design.

o The equity compensation component, which historically has contained a mix of restricted stock and stock options, each with vesting requirements, is designed to align our management compensation with longer-term increases in stockholder value and expose the holder to the risk of downward stock prices and volatility.

Encourage and reward high levels of performance.
• We attempt to keep base salaries relatively low and weight overall compensation toward incentive cash and equity-based compensation that rewards high levels of performance.

• A substantial portion of the total cash compensation component is in the form of a performance-based annual incentive that allows our Named Executive Officers to achieve up to 100% of salary by exceeding the performance targets.

Recognize and reward the achievement of corporate goals.	• For 2013 and 2014, our single performance measure is related to pretax income as the Executive Compensation Committee wanted to reinforce the importance of returning to profitability.
Attract and retain executive officers who contribute to our long-term success.
• We review publicly available data regarding all elements of compensation paid by trucking companies with similar size or operations to ensure we are competitive, and have engaged an independent compensation consultant to advise on our 2014 compensation structure, as described in “Executive Compensation” beginning on page 25 of this Proxy Statement.

• Emphasis on share-based compensation that is linked to achievement of specified performance goals and appreciation in the market price of our Common Stock, and which is also subject to multi-year vesting requirements, is intended to promote long-term ownership.

• We have a relatively young management team compared to our peers and believe that structuring a large variable component into their compensation that is share-based has retention benefits.

    We urge stockholders to read “Executive Compensation” beginning on page 25 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 35 through 38, which provide detailed information on the compensation of our Named Executive Officers.  The Executive Compensation Committee and the Board believe that the policies and procedures articulated in “Executive Compensation” are effective in achieving our goals.

The Board has adopted a policy of providing for an annual “say-on-pay” advisory vote.  Accordingly, we are asking our stockholders to approve, in an advisory and non-binding vote, the following resolution in respect of this Proposal TWO:

“RESOLVED, that the stockholders approve, in an advisory and non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders to be held on May 23, 2014.”

The Board recommends a vote “FOR” Proposal TWO.

All duly submitted and unrevoked proxies will be voted FOR Proposal TWO, unless otherwise instructed.

Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2015 Annual Meeting of Stockholders.

PROPOSAL THREE:  APPROVAL OF THE USA TRUCK, INC. 2014 OMNIBUS INCENTIVE PLAN

Introduction

On February 25, 2014, our Board adopted the USA Truck, Inc. 2014 Omnibus Incentive Plan (the “Incentive Plan”) and recommended that it be submitted to our stockholders for their approval at the Annual Meeting.  If approved by our stockholders, the Incentive Plan will be effective as of the date of the Annual Meeting.  The Incentive Plan is intended to replace the USA Truck, Inc. 2004 Equity Incentive Plan (the “2004 Plan”).  If the Incentive Plan is approved by our stockholders, no further awards would be made after such date under the 2004 Plan.  The following table provides important information concerning our existing equity compensation plans as of December 31, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	109,871	$9.49 (2)	584,211
Equity compensation plans not approved by security holders	--	--	--
Total	109,871	$9.49	584,211

(1)	Includes the 2004 Plan.

(2)	Excludes shares of restricted stock, which do not require the payment of exercise prices.

A summary of the Incentive Plan appears below.  This summary is qualified in its entirety by reference to the text of the Incentive Plan, a copy of which is included as Appendix A to this Proxy Statement.  You are urged to read the actual text of the Incentive Plan in its entirety.  Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given to such terms in the Incentive Plan.

Purposes

The purposes of the Incentive Plan are to: (i) provide our employees with an opportunity to purchase Common Stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development, and financial success; (ii) attract, motivate, and retain qualified executive officers and other key personnel by providing them with long-term incentives and reward such employees by the issuance of equity grants so that these directors and employees will contribute to and participate in our long-term performance; and (iii) align our executives' and stockholders' short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.  In furtherance of these purposes, the Incentive Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to our employees, directors, and consultants.

Reasons for Seeking Stockholder Approval of the Incentive Plan

The Board of Directors believes that our success in executing our strategy is largely due to the efforts of our hard-working employees and that our future success will depend on our ability to continue to attract and retain high caliber employees.  The Board of Directors believes that equity-based grants to employees are a highly effective recruiting and retention tool that allows our employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and employees with those of our stockholders.

Accordingly, the Board is asking our stockholders to approve the following resolution in respect of this Proposal THREE:

“RESOLVED, that the stockholders approve the adoption of the Company’s 2014 Omnibus Incentive Plan as disclosed in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders to be held on May 23, 2014.”

The Board recommends a vote “FOR” Proposal THREE.

All duly submitted and unrevoked proxies will be voted FOR Proposal THREE, unless otherwise instructed.

Description of the Incentive Plan

The Incentive Plan will authorize the grant of Performance Awards, stock options, stock appreciation rights, Stock Awards, Restricted Stock Unit Awards, performance units, any other form established by the Executive Compensation Committee pursuant to Section 4.2(j) of the Incentive Plan, or a combination thereof.  Each Award will be subject to the terms, conditions, restrictions, and limitations of the Incentive Plan and the Award Notice for such Award.  Under the Incentive Plan, Awards made under a particular Article of the Incentive Plan need not be uniform and Awards under two or more Articles of the Incentive Plan may be combined into a single Award Notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Each of our Named Executive Officers will be eligible to participate in our Incentive Plan.  We will use the Incentive Plan to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executives' and stockholders' short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.

The Incentive Plan will allow the Executive Compensation Committee to link compensation to performance over a period of time by granting Awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to our short-term performance.  Awards with multiple-year vesting schedules create an incentive for executive officers to increase stockholder value over an extended period of time because the value received from such Awards is based upon the growth of the stock price.  Such Awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe the Incentive Plan will be an effective way of aligning the interests of our executive officers with those of our stockholders.  A description of the Awards that may be made pursuant to the Incentive Plan follows.  Such descriptions are qualified in their entirety by reference to the text of the Incentive Plan, attached as Appendix A to this Proxy Statement.

Stock Options.  Pursuant to the Incentive Plan, the Executive Compensation Committee may grant Awards in the form of stock options to purchase shares of Common Stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Incentive Plan will vest and become exercisable at such times and upon such terms and conditions as may be determined by the Executive Compensation Committee.  Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”).  The exercise price per share of Common Stock for any stock option cannot be less than 100% of the fair market value of a share of Common Stock on the day that the stock option is granted.  In addition, the term of the stock option may not exceed ten years.  In case of an incentive stock option granted to an employee Participant who owns, directly or indirectly (as determined by reference to Section 424(d) of the Code), at the time the option is granted, stock possessing more than 10 percent of the total combined voting power of our stock, the exercise price per share of Common Stock for any stock option will not be less than 110% of the fair market value of a share of Common Stock on the day that the stock option is granted, and the term of the stock option may not exceed five years. The exercise price of any stock option granted pursuant to the Incentive Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Executive Compensation Committee without stockholder approval, subject to the Executive Compensation Committee's authority to adjust Awards upon certain events as set forth in the Incentive Plan and as described below under “Adjustments Upon Certain Events.”  The type (incentive or non-qualified), vesting, exercise price, and other terms of each stock option will be set forth in the Award Notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Executive Compensation Committee and applicable law, shares of Common Stock, a combination of cash and shares of Common Stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights.  The Executive Compensation Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option (“Tandem SARs”) or independent of a stock option (“Freestanding SARs”).  The exercise price of a stock appreciation right is an amount determined by the Executive Compensation Committee, but in no event is such amount less than 100% of the fair market value of a share of Common Stock on the date that the stock appreciation right was granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option.  A Tandem SAR will be exercisable to the extent its related stock option is exercisable.  Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the stock option exercise price per share of Common Stock, times (ii) the number of shares of Common Stock covered by the stock option that is surrendered.  Upon the exercise of a stock option as to some or all of the shares of Common Stock covered by such stock option, the related Tandem SAR is automatically canceled to the extent of the number of shares of Common Stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price, times (ii) the number of shares of Common Stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting, and other terms of each stock appreciation right will be set forth in the Award Notice for such stock appreciation rights.  Payment of stock appreciation rights may be made in shares of Common Stock or in cash, or partly in shares of Common Stock and partly in cash, as determined by the Executive Compensation Committee.

Other Stock-Based Awards.  The Executive Compensation Committee may grant Awards in the form of Stock Awards (for either unrestricted or restricted shares of Common Stock), Restricted Stock Unit Awards, and other Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Common Stock.  Such other stock-based Awards are in such form, and dependent on such conditions, as the Executive Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  In addition, the Executive Compensation Committee may choose, at the time of grant of a stock-based Award, or any time thereafter up to the time of the payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents on the shares of Common Stock underlying such Award, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Executive Compensation Committee may establish.  The restrictions, conditions, and other terms of each stock-based Award will be set forth in the Award Notice for such Award.

Performance Units.  The Executive Compensation Committee may grant Awards in the form of performance units, which are units valued by reference to designated criteria established by the Executive Compensation Committee other than Common Stock.  Performance units will be in such form, and dependent on such conditions, as the Executive Compensation Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.  The form, applicable conditions, and other terms of each performance unit are set forth in the Award Notice for such performance unit.

Performance Awards.  Performance Awards are designed to reward executive officers for their contributions to our financial and operating performance and will be based primarily upon our financial results and certain operating statistics that the Executive Compensation Committee identifies each year as being important to our success.  Performance Awards are Awards structured to qualify as deductible “performance-based” compensation for purposes of Section 162(m) of the Code.  Performance Awards may take the form of cash, Stock Awards, Restricted Stock Unit Awards, or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which Awards, in addition to satisfying the requirements otherwise applicable to that type of Award generally, also satisfy the requirements of Performance Awards under the Incentive Plan.

Performance Awards must be based upon one or more of the following performance criteria: (i) revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (ii) net revenues, (iii) fuel surcharges, (iv) accounts receivable collection or days sales outstanding, (v) cost reductions and savings (or limits on cost increases), (vi) safety and claims (including, without limitation, measures such as accidents per million miles, number of significant accidents, number of worker's compensation claims, changes in safety scores and ratings), (vii) operating income, (viii) operating ratio, (ix) operating margin, (x) income before taxes, (xi) net income, (xii) earnings before interest and taxes (EBIT), (xiii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiv) adjusted net income, (xv) diluted earnings per share, (xvi) adjusted diluted earnings per share, (xvii) stock price, (xviii) working capital measures, (xix) assets, (xx) return on assets, (xxi) return on revenues, (xxii) debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), (xxiii) leverage measures, (xxiv) productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer-to-tractor ratio, tractor-to-non-driver ratio, average revenue per tractor, average percentages of loaded and empty miles, average fuel savings, and fuel surcharge revenues), (xxv) cash position, (xxvi) return on stockholders’ equity, (xxvii) return on invested capital, (xxviii) cash flow measures (including, without limitation, free cash flow), (xxix) net margin, (xxx) gross margin, (xxxi) market share, (xxxii) stockholder return, (xxxiii) economic value added, or (xxxiv) completion of acquisitions (either with or without specified size).  In addition, the Executive Compensation Committee may establish, as an additional performance measure, the attainment by a Participant of one or more personal objectives and/or goals that the Executive Compensation Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility.  The performance goals set by the Executive Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with our past performance (including the performance of one or more of our divisions) and/or the current or past performance of other peer group companies or indices.

For each performance period, the Executive Compensation Committee will designate, in its sole discretion, within the initial period allowed under Section 162(m) of the Code, which persons are eligible for Performance Awards for such period, the length of the performance period, the types of Performance Awards to be issued, the performance criteria to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.

After the close of each performance period, the Executive Compensation Committee will determine whether the performance goals for the period have been achieved.  In determining the actual award to be paid to a Participant, the Executive Compensation Committee will have the authority to reduce or eliminate, but not increase, any Performance Award earned by the Participant, based upon any objective or subjective criteria it deems appropriate.  The Award Notice for each Performance Award will set forth or make reference to the performance period, performance criteria, performance goals, performance formula, performance pool, and other terms applicable to such Performance Award.

Administration

The Incentive Plan will be administered by the Executive Compensation Committee, or such other committee as may be designated by the Board of Directors, which consists of at least two individuals who are intended to qualify both as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and as “outside directors” within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code.

The Executive Compensation Committee may allocate all or any portion of its responsibilities and powers under the Incentive Plan to any one or more of its members, the Company’s CEO, or other senior members of management as the Executive Compensation Committee deems appropriate; however, only the Executive Compensation Committee, or another committee consisting of two or more individuals who qualify both as “non-employee directors” and as “outside directors,” may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are “covered employees” pursuant to Section 1.162-27(c)(2) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code.  The Executive Compensation Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

The Executive Compensation Committee will have broad authority in its administration of the Incentive Plan, including, but not limited to, the authority to interpret the Incentive Plan; to establish rules and regulations for the operation and administration of the Incentive Plan; to determine eligibility for participation in the Incentive Plan; to select the persons to receive Awards; to determine the type, size, terms, conditions, limitations, and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration and the effect of certain events, such as a change of control in the Company or the Participant's death, disability, retirement, or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Incentive Plan; to allow for the deferral of Awards; and to take all other action it deems necessary or advisable to administer the Incentive Plan.

To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Executive Compensation Committee will be authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy, or custom.

Shares Available and Maximum Awards

A total of 500,000 shares of Common Stock will be available for grant of Awards under the Incentive Plan.  In addition, any shares of Common Stock related to Awards under the Incentive Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Common Stock, or are exchanged for Awards not involving shares of Common Stock will become available again under the Incentive Plan.  Notwithstanding anything contained in the Incentive Plan to the contrary, the following shares shall not become available for issuance under the Incentive Plan: (a) shares tendered by Participants as full or partial payment to the Company upon exercise of stock options granted under the Incentive Plan; (b) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; (c) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of stock options or SARs granted under the Incentive Plan or upon any other payment or issuance of shares under the Incentive Plan; (d) shares that were reserved for issuance under the 2004 Plan; and (e) shares that are related to Awards granted under the 2004 Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock.  The number of shares of Common Stock available under the Incentive Plan may be adjusted to reflect the occurrence of certain events (described under “Adjustments Upon Certain Events”).  The shares of Common Stock available for issuance under the Incentive Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The maximum Award granted or payable to any one Participant under the Incentive Plan for a calendar year will be 125,000 shares of Common Stock, subject to the Executive Compensation Committee’s authority to adjust Awards upon certain events (described under “Adjustments Upon Certain Events”), or, in the event the Award is paid in cash, $1.25 million.

The Executive Compensation Committee will have the exclusive power and authority, consistent with the provisions of the Incentive Plan, to establish the terms and conditions of any Award and to waive any such terms or conditions (described under “Administration”).  Because the benefits conveyed under the Incentive Plan will be at the discretion of the Executive Compensation Committee, it is not possible to determine what benefits Participants will receive under the Incentive Plan.

Payment Terms

Awards may be paid in cash, shares of Common Stock, a combination of cash and shares of Common Stock, or in any other permissible form, as the Executive Compensation Committee determines.  Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Executive Compensation Committee deems appropriate, including, in the case of Awards paid in shares of Common Stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Executive Compensation Committee, a Participant may defer payment of any Award, salary, bonus compensation, Company Board of Directors compensation, dividend or dividend equivalent, or any portion thereof.  If permitted by the Executive Compensation Committee, any such deferral shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Executive Compensation Committee for such purpose, on a form provided by the Company.  Further, any deferral must be made in accordance with administrative guidelines established by the Executive Compensation Committee to ensure that such deferrals comply with all applicable requirements of the Code.  Such deferred items may be paid in a lump sum or installments, or credited with interest (at a rate determined by the Executive Compensation Committee) or deemed invested by the Company, as determined by the Executive Compensation Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

The Company will be entitled to deduct from any payment to a Participant under the Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment.  Subject to certain limitations, the Executive Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Common Stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Common Stock having a fair market value equal to the amount of such taxes.

Adjustments Upon Certain Events

In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company's capital structure, then the Executive Compensation Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Incentive Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Incentive Plan as the Executive Compensation Committee, in its sole discretion, deems equitable or appropriate. The Executive Compensation Committee, in its sole discretion and without liability to any person, may adjust Performance Goals and Performance Periods for Performance Awards to the extent permitted by Section 162(m) of the Code to prevent the dilution or enlargement of a Participant’s rights with respect to a Performance Award.  For Stock Awards conditioned, restricted, and/or limited based on Performance Goal(s), the length of the Performance Period, the Performance Goal(s) to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goal(s) has (have) been attained shall be conclusively determined by the Executive Compensation Committee, but the Executive Compensation Committee may only adjust downward, not upward, any amount determined to be otherwise payable in connection with such an Award.  With the exception of the foregoing, the Executive Compensation Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company’s stockholders.  “Reprice,” as used in the Incentive Plan, means (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) or other stock appreciation right(s) issued under the Incentive Plan by amendment, cancellation, or substitution, (ii) the replacement of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Incentive Plan in exchange for cash or other consideration, or (iii) any other action that would be treated as a “repricing” under the rules and interpretations of the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

Termination and Amendment of the Incentive Plan

The Executive Compensation Committee may suspend or terminate the Incentive Plan at any time for any reason with or without prior notice.  In addition, the Executive Compensation Committee may, from time to time for any reason and with or without prior notice, amend the Incentive Plan in any manner, but may not, without stockholder approval, adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed.  No Awards may be made pursuant to the Incentive Plan after May 23, 2024. No amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Incentive Plan.

Tax Status of Incentive Plan Awards

No person connected with the Incentive Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Incentive Plan, or paid to or for the benefit of a Participant under the Incentive Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Incentive Plan.

Securities Act Registration

If the Incentive Plan is approved by the stockholders at the Annual Meeting, we intend to register the shares of Common Stock issuable under the Incentive Plan pursuant to a Registration Statement on Form S-8 as soon as practicable thereafter.

Eligible Participants

Participants in the Incentive Plan will be selected by the Executive Compensation Committee from our executive officers, directors, employees, and consultants.  Participants may be selected and awards may be made at any time during the ten-year period following the effective date of the Incentive Plan, had the Incentive Plan been adopted on such date.  As of March 28, 2014, approximately 650 employees (consisting of five executive officers and approximately twenty other officers and other employees) and 6 non-employee directors were eligible to participate in the 2004 Plan.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Executive Compensation Committee.  Only employees, however, are eligible to receive "incentive stock options" within the meaning of Section 422 of the Code.  The Executive Compensation Committee has not yet determined how many persons are likely to participate in the Incentive Plan over time.  The Executive Compensation Committee intends, however, to grant most of the Incentive Plan’s Awards to those persons who are in a position to have a significant direct impact on our growth, profitability, and success, which would include a portion of the participants in our 2004 Plan.

Incentive Plan Benefits

No benefits or amounts have been granted, awarded, or received under the Incentive Plan.  Further, future awards, if any, made to eligible participants under the Incentive Plan are subject to the discretion of the Executive Compensation Committee.  Accordingly, future grants and benefits under the Incentive Plan are not determinable.  Reference is made to the “Executive Compensation” information in this Proxy Statement for information concerning awards made under the 2004 Plan during the year ended December 31, 2013.

Additional Information Regarding Stock Options, Warrants, and Rights

Common Stock underlies any grant made by the Executive Compensation Committee of Awards in the form of stock options, warrants, or rights.  The last reported sale price of our Common Stock as reported by the NASDAQ Stock Market on March 28, 2014, was $14.70 per share.  The Executive Compensation Committee, in its discretion, selects the persons to whom options or restricted stock will be granted, the time or times at which such options or restricted stock will be granted, and the number of shares subject to each such grant.  For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future.  The Incentive Plan provides, however, that the aggregate fair market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Federal Income Tax Status of Incentive Plan Awards

The following is only a summary of the effect of federal income taxation upon us and the Participants under the Incentive Plan. It does not purport to be complete and does not discuss all of the tax consequences of a Participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the Participants may reside.

Incentive Stock Options.  A Participant is not treated as receiving taxable income upon either the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO.  However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code.  If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss.  If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a “disqualifying disposition” occurs.  If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less.  The balance of the Participant's gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options.  A Participant does not recognize any taxable income upon the grant of a non-qualified stock option (a “NSO”), and we are not entitled to a tax deduction by reason of such grant.  Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction.  Upon a disposition of shares acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.  Such subsequent disposition by the Participant has no tax consequence to us.

Stock Appreciation Rights.  No income will be realized by a Participant at the time a stock appreciation right is awarded, and no deduction will be available to us at such time.  A Participant will realize ordinary income upon the exercise of the stock appreciation right in an amount equal to the fair market value of the shares of Common Stock received by the Participant from such exercise, and we will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).

Unrestricted Stock-Based Award.  Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the fair market value at such time of the shares of Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).

Restricted Stock-Based Award.  Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of the grant), and we will not be allowed a deduction at that time.  When the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the fair market value at such time of the shares of Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time.  If a Participant does make a timely election to accelerate the recognition of income, then the Participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value at the time of grant of the shares of Common Stock to be received by the Participant under such Award (less the purchase price therefor, if any), and we will be entitled to a corresponding deduction at such time.  Participants will only be eligible to make such an election on restricted stock-based Awards that constitute an Award of “property” within the meaning of Section 83 of the Code (e.g., shares of restricted stock) as of the grant date.  In each case, our deduction will be subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).

Performance Units and Performance Awards.  A Participant receiving a performance unit or a Performance Award will not recognize income, and we will not be allowed a deduction, at the time such Award is granted.  When a Participant receives payment of a performance unit or Performance Award, the amount of the fair market value of any shares of Common Stock received will be ordinary income to the Participant, and we will be entitled to a corresponding deduction at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).

Effect of Deferral on Taxation of Awards.  If the Executive Compensation Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Executive Compensation Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and we will not be entitled to a deduction until such time, assuming the deferral arrangement complies with Section 409A of the Code.  Any interest or dividends paid on, or capital gains resulting from, the investment by us of the amount deferred during the deferral period will be taxable to us in the year recognized.  At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period, and we will be entitled to a corresponding deduction for such amount at that time, subject to the limitations of Section 162(m) of the Code, if applicable (see “Limitation on Income Tax Deduction”).  Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% penalty tax (plus interest) on the employee or other service provider who is entitled to receive the deferred compensation.

Limitation on Income Tax Deduction

Pursuant to Section 162(m) of the Code, we may not deduct compensation paid to a “covered employee” (as defined in Section 162(m) of the Code) in any year in excess of $1 million.  However, qualifying performance-based compensation is not subject to such limitation if certain requirements are met.  One requirement is stockholder approval of (i) the Performance Criteria upon which performance-based Awards may be based, (ii) the annual per-Participant limits on grants of performance-based Awards and stock options and stock appreciation rights, and (iii) the class of employees eligible to receive Awards.  The Board of Directors has submitted the Incentive Plan for approval by the stockholders in order to permit the grant of certain Awards thereunder, such as stock options, stock appreciation rights, Stock Awards, and certain performance units, that will constitute “performance-based” compensation, which will be excluded from the calculation of annual compensation of “covered employees” for purposes of Section 162(m) of the Code and will be fully deductible by us, assuming all other requirements are met to permit deductibility.  The Executive Compensation Committee may grant Awards under the Incentive Plan that do not qualify as performance-based compensation under Section 162(m) of the Code.  The payment of any such non-qualifying Awards to a “covered employee” could be non-deductible by us, in whole or in part, under Section 162(m) of the Code, depending on such “covered employee’s” total compensation in the applicable year or other considerations.

EXECUTIVE OFFICERS

Our current executive officers are John M. Simone, Clifton R. Beckham, Michael R. Weindel, Jr., Russell A. Overla, and Jeffrey H. Lester  Biographical information for Mr. Simone is set forth under the heading “Additional Information Regarding the Board of Directors – Biographical Information” above.

Clifton R. Beckham.  Mr. Beckham, 42, currently serves as the Company’s Executive Vice President and Chief Financial Officer. He served as President, Chief Executive Officer and a director from August 2007 to February 2013.  He served as Senior Vice President, Finance from November 2003 to August 2007 and Chief Financial Officer from 2002 to August 2007.  Mr. Beckham previously served as Secretary from 2001 to 2005, as Vice President, Finance from 2002 to 2003, as Treasurer from 2001 to 2002, as Controller from 1999 to 2001 and as Chief Accountant from 1996 to 1999.  Mr. Beckham, a Certified Public Accountant (inactive), began his professional career when he began working for us in 1994.

Michael R. Weindel, Jr.  Mr. Weindel, 45, has served as Executive Vice President, SCS and Dedicated Services since July 2011.  He served as Vice President, People from May 2008 to July 2011, and as Vice President, Human Resources, Recruiting and Training from January 2005 to May 2008.  Mr. Weindel previously served as Director, Human Resources, Recruiting and Training from 2003 to 2005, as Director of Purchasing from 2002 to 2003 and as Director of Human Resources from 1997 to 2002.  Mr. Weindel has worked for us since 1991.

Russell A. Overla.  Mr. Overla, 40, has served as Executive Vice President, Truckload Operations since he commenced his employment with us in June 2013.  From 2009 to June 2013, Mr. Overla served as Vice President of Truckload Operations for LinkAmerica Corporation, Vice President, Operations for JBS Carriers and NFI, and Senior Vice President, Operations for Arnold Transportation Services.

Jeffrey H. Lester.  Mr. Lester, 53, has served as Executive Vice President, Risk Management and Safety since he commenced his employment with us in August 2013.  Prior to his employment with us, Mr. Lester was the Senior Vice President and Chief Risk Officer at Greatwide Logistics Services, LLC from January 2006 to May 2013.

All of our executive officers are appointed annually by the Board for such term as may be prescribed by the Board and until such person’s successor shall have been appointed and shall qualify, or until such person’s death, resignation, or removal in the manner provided under our bylaws.

EXECUTIVE COMPENSATION

Overview

Our Executive Compensation Committee has responsibility for decisions regarding the compensation of our executive management team, and for ensuring that those decisions are consistent with our compensation philosophy and objectives.  Our compensation policies and practices relating to the compensation of the officers listed in the Summary Compensation Table, below, who are sometimes collectively referred to as the “Named Executive Officers,” are explained in more detail below.  Our Named Executive Officers are John M. Simone, our current President and Chief Executive Officer; Clifton R. Beckham, our former Chief Executive Officer, who served in that position until February 2013, and who now serves as our current Executive Vice President and Chief Financial Officer; and Michael R. Weindel, our Executive Vice President of SCS and Dedicated Services.

Philosophy and Objectives

The objectives of our executive compensation program are to (i) align compensation with our business objectives and the interests of our stockholders, (ii) encourage and reward high levels of performance, (iii) recognize and reward the achievement of corporate goals, and (iv) attract and retain executive officers who contribute to our long-term success.  We incorporate compensation components designed to achieve those objectives in the short term and the long term.  A substantial portion of the cash compensation component is in the form of a performance-based annual incentive, which keeps management focused on near-term results.  The equity compensation component, which contains vesting requirements, is designed to align our management compensation with longer-term increases in stockholder value.  Consistent with our culture of cost control and performance-based management, the Executive Compensation Committee emphasizes target incentive and equity compensation as a meaningful part of total compensation.  This balance between salaries and performance-based cash and equity awards reflects our commitment to placing a meaningful portion of our executive officers’ compensation at risk by linking it to achievement of specified performance goals that should positively impact the market price of our Common Stock.  While annual cash incentives play an important role in the Company’s executive compensation program, overweighting this form of compensation can encourage strategies and risks that may not correlate with the long-term best interests of the Company.  The Executive Compensation Committee strives to mitigate potential risk relating to the short-term nature of our annual incentive plan through the caps on cash awards built into the plan design.  The Executive Compensation Committee believes that our compensation plans and practices will reward executive officers for their contributions to our success and provide incentives to them to continue performing services for us to the best of their abilities.

In making decisions regarding an executive’s total compensation, the Executive Compensation Committee considers whether the total compensation is (i) fair and reasonable to the Company and to the executive, (ii) internally appropriate based upon our culture and the compensation of our other employees, (iii) within a reasonable range of the compensation afforded by other opportunities, and (iv) comparable to market in respect of base salary, target bonus, long-term incentive grant value and total compensation.  The Executive Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive’s leadership, integrity, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial performance, creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Executive Compensation Committee considers the effect of each element in relation to total compensation.  The Executive Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Executive Compensation Committee, the Executive Compensation Committee’s general understanding of compensation levels at public companies, and the historical compensation levels of our executive officers, and, with respect to executives other than the CEO, we consider the recommendations of the CEO.  In determining compensation for 2014, the Executive Compensation Committee is also considering the advice of its independent compensation consultant.  We generally do not rely on rigid formulas (other than performance measures under our annual cash and equity bonus program) or short-term changes in business performance when setting compensation.
Procedures

The Executive Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding the compensation of our executive officers, the Executive Compensation Committee utilizes an extensive process for evaluating the performance of the Company and individual executive officers in making compensation decisions.  In developing the process, the Executive Compensation Committee recognizes the need for the Company’s executive compensation structure to be competitive and for it to be an aid in the recruitment and retention of key executives.  In addition, the process needs to recognize the continued focus of the new and expanded management team that is critical to the successful execution of the Company’s turnaround strategy.  The key elements of that process for 2013 were as follows:

•	The Executive Compensation Committee received and reviewed a report from our President and CEO containing:

o
A summary and analysis of publicly available data regarding all elements of compensation paid by the following publicly held trucking companies whose size and/or operations are similar to ours: Celadon Group, Inc., Covenant Transportation Group, Inc., Heartland Express, Inc., Marten Transport, Ltd. and P.A.M. Transportation Services, Inc.

o
A comparison of our financial performance in measures such as revenue and earnings per share growth, cost of capital, return on capital, economic value added, returns on equity and assets, share price growth and market capitalization growth compared with the financial performance of the following well established, publicly held trucking companies of various sizes: Celadon Group, Inc., Covenant Transportation Group, Inc., Heartland Express, Inc., Marten Transport, Ltd. and P.A.M. Transportation Services, Inc.

o
A comparison, based on several measures, of our operating performance to the operating performance of the following publicly held trucking companies: Celadon Group, Inc., Covenant Transportation Group, Inc., Heartland Express, Inc., Marten Transport, Ltd. and P.A.M. Transportation Services, Inc.

o	An internal pay equity analysis comparing the base salaries and potential cash incentive compensation available to various levels of our management, including our President and CEO.

o
An evaluation by our President and CEO of the performance of the executive management team and each executive officer, other than the President and CEO, on the basis of specific performance indicators, as described in more detail below.

•
Our President and CEO conducted performance evaluations and made related reports to the Executive Compensation Committee for all executive officers other than himself.  The specific performance indicators used by our President and CEO to evaluate the performance of the executive team and individual executive officers in 2013 included various measures of financial and operating performance, operating costs, personnel management and retention, safety performance, and compliance with the Company’s rules, procedures and codes.  Additionally, our President and CEO was permitted to rely on subjective factors as well as quantitative factors, including long-term performance trends and performance relative to our industry.  In evaluating the performance of our executive officers, the Executive Compensation Committee reviewed information regarding our performance in a number of areas, focusing primarily on revenue growth, operating ratio, earnings per share growth, returns on equity, assets and invested capital, and the valuation and trading volume of our stock, all of which were reviewed in relationship to general economic conditions and the relative performance of our competitors.

•
Our President and CEO presented to the Executive Compensation Committee a summary, in tabular format, of all elements of compensation paid to all executive officers, other than the President and CEO, as well as the most recent changes in cash compensation, together with the President and CEO’s recommendations for adjustments to each element of compensation, based on the information and analysis described above and such subjective factors as the President and CEO deemed appropriate or on which the Committee requested information.

•
Our President and CEO presented to the Executive Compensation Committee a summary, in tabular format, of all elements of the President and CEO’s compensation, as well as the most recent changes in cash compensation, without any recommendations for adjustment.

•
Based on these reports, analyses and recommendations, and such other factors as the Executive Compensation Committee deemed appropriate in particular circumstances, including subjective factors and the competitiveness of the labor market in which we compete for executive talent, the Executive Compensation Committee made its determinations regarding any adjustments to the compensation of the President and CEO and our other executive officers.  The President and CEO typically was present for the Executive Compensation Committee’s deliberations regarding other executive officers in order to answer questions and assist in the Executive Compensation Committee’s review of the data presented, but was not present for the Executive Compensation Committee’s deliberations regarding his own compensation.  The Executive Compensation Committee established a maximum increase in the salary of each executive officer, and the President and CEO then determined the specific adjustment to be made to the salary of each executive officer other than himself.

•	The determinations of the Executive Compensation Committee were communicated to the full Board of Directors.

In its consideration of the relative compensation levels (including the percentage allocated to long-term equity incentives) of corporate executives in other publicly traded trucking companies, the Executive Compensation Committee did not engage in any formal benchmarking, that is, it did not attempt to set the compensation of our executives at a level having any pre-determined relationship to compensation paid by members of this group of peer companies.  Regarding compensation decisions for 2014, the Executive Compensation Committee is considering the advice of its independent compensation consultant.  Whether actual compensation is above or below compensation paid by other companies to officers in comparable positions will depend on the achievement of performance objectives, the amount available for distribution as cash awards under our 2014 Management Bonus Plan and the market value of shares of our Common Stock issued in connection with equity awards, all of which, we believe, are directly related to our performance.

In general, the Executive Compensation Committee does not consider amounts that may be realized by our executive officers from prior compensation awards, such as appreciation in the value of stock previously acquired pursuant to stock options or restricted stock awards, when making decisions regarding current compensation.

The Executive Compensation Committee has the authority under its charter to engage the services of outside consultant for assistance.  In 2014, the Executive Compensation Committee engaged Compensation Strategies, Inc. (“CSI”) as its independent compensation consultant.  For 2014, CSI provides the following services to the Executive Compensation Committee:

•	Attends meetings of the Executive Compensation Committee, as requested by the Executive Compensation Committee;

•	Advises on market trends, regulatory issues and developments and how they may impact the Company’s executive and director compensation programs;

•	Reviews compensation strategy and executive and director compensation programs for alignment with our strategic business objections;

•	Advises on the design of executive and director compensation programs to ensure the linkage between pay and performance;

•	Provides market data analyses to the Company;

•	Advises the Executive Compensation Committee and the Board on setting compensation for executive officers and directors;

•	Advises on retention bonuses and severance plans;

•	Advises on the design of the proposed 2014 Omnibus Incentive Plan (as discussed on pages 13 through 21); and

•	Performs such other activities as requested by the Executive Compensation Committee.

The Executive Compensation Committee has the sole authority to approve the terms of CSI’s engagement.  CSI did not provide any services to the Company other than executive compensation consulting services relating to retention bonuses, severance plans, and 2014 compensation decisions.

As part of its review process in determining whether to engage CSI as compensation consultant for 2014, the Executive Compensation Committee assessed the independence of CSI, taking into consideration the following factors: (1) the provisions of other services to us by CSI, (2) the amount of fees we paid to CSI as a percentage of CSI’s total revenue, (3) CSI’s policies and procedures that are designed to prevent conflicts of interest, (4) any business or personal relationship of CSI or the individual compensation advisors employed by CSI with any of our executive officers, (5) any business or personal relationship of the individual compensation advisors with any member of the Executive Compensation Committee, and (6) any of our stock owned by CSI or the individual compensation advisors employed by CSI.  Based on its analysis of the foregoing factors, the Executive Compensation Committee has concluded that no conflict of interest exists that would prevent CSI from serving as an independent consultant to the Executive Compensation Committee.

Elements

In 2013, our compensation program retained the three major elements we have historically employed: base salary and annual cash and equity bonus linked to specific factors and equity compensation.  A discussion of each element follows.

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract, motivate and retain highly qualified executives, taking into consideration the cost of living in our region.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.  In determining base salaries, we consider the executive’s current salary and the executive’s qualifications and experience, including, but not limited to, the executive’s length of service with our Company, the executive’s industry knowledge, and the quality and effectiveness of the executive’s leadership, scope of responsibilities, past performance and future potential of providing value to our stockholders.  The Executive Compensation Committee sets base salaries at a level that allows us to pay a significant portion of an executive officer’s total compensation in the form of incentive compensation, including annual cash and equity bonuses and long-term incentives.  We believe this mix of compensation helps us incentivize our executives to maximize stockholder value in the long run.  We consider adjustments to base salaries annually to reflect the foregoing factors.  We do not apply a specific weighting to each of such factors, nor do we apply firm benchmarking to similarly situated executives of other comparable companies.

Annual Cash and Equity Bonus

As part of its evaluation, the Executive Compensation Committee reviewed the incentive targets used by other companies, many of which related to various measures of financial returns and earnings per share.  The Executive Compensation Committee also reviewed and discussed, with input from the President and CEO, various non-financial measures that were important to our overall performance.  The Executive Compensation Committee also reviewed information from investment banking sources concerning the correlation between certain financial measures and increases in stockholder value.  Following this review, the Executive Compensation Committee adopted a financial annual bonus target that the Executive Compensation Committee expects to increase profitability and thereby stockholder value.

We did not meet the performance targets for 2013 and, therefore, no incentive cash payments or equity grants were made to any Named Executive Officers during 2013 pursuant to the 2013 Management Bonus Plan described below.

Equity Compensation

The Executive Compensation Committee believes that the equity compensation component of executive compensation should be meaningfully aligned with increasing stockholder value, while also exposing the holder to the risk of downward stock prices and volatility.  The Executive Compensation Committee may, at its discretion, award the shares in the form of nonqualified stock options or restricted stock (considering stock options at their Black-Scholes-Merton value upon issuance and restricted stock at the closing stock price on the date of issuance).  In 2013, the only options granted to a Named Executive Officer were granted to Mr. John M. Simone in connection with his appointment as President and CEO in February 2013, as discussed below.

2013 Management Bonus Plan

In January 2013, the Executive Compensation Committee approved a Management Bonus Plan (the “2013 Plan”), consisting of cash and equity incentive awards.  The 2013 Plan was administered by the Executive Compensation Committee, which made all decisions regarding 2013 Plan participants and awards.

2013 Plan participants were to be paid a cash percentage and an equity percentage of their base salaries corresponding with the achievement of certain levels of consolidated 2013 pretax income.

•
Each applicable level of consolidated 2013 pretax income corresponded to a percentage bonus opportunity for the employee that is multiplied by the employee’s base salary to determine the employee’s cash bonus.  Pursuant to the 2013 Plan, John M. Simone was eligible to receive between 25% and 125% of his base salary, depending on the applicable level of consolidated 2013 pretax income achieved, if any, and Clifton R. Beckham and Michael R. Weindel were eligible to receive between 20% and 100% of their respective base salaries, depending on the applicable level of consolidated 2013 pretax income achieved, if any.  We did not meet the performance targets for 2013 and, therefore, no incentive cash payments were made to any Named Executive Officers during 2013.

•
2013 Plan participants were also eligible to receive grants of restricted stock.  Each applicable level of consolidated 2013 pretax income corresponded to a percentage bonus opportunity for the employee.  The percentage was multiplied by the employee’s base salary and that amount would be divided by the closing price of the Company’s Common Stock on February 12, 2014, the day following the release of its 2013 earnings, to determine the number of shares to be awarded.  Pursuant to the 2013 Plan, John M. Simone, Clifton R. Beckham and Michael R. Weindel were eligible to receive between 10% and 30% of their respective base salaries in equity, depending on the applicable level of consolidated 2013 pretax income achieved, if any.  Instead of restricted stock, the Executive Compensation Committee was permitted, at its discretion, to award the shares in the form of nonqualified stock options, the number of which would be determined based upon the Black-Scholes-Merton cost model and the exercise price of which would be the closing price of the Company’s Common Stock on February 12, 2014, the day following the release of its 2013 earnings.  The equity awards would vest 25% each year beginning on the anniversary of the date of grant, conditioned on continued employment and certain other forfeiture provisions, and would be issued from the Company’s 2004 Equity Incentive Plan. We did not meet the performance targets for 2013 and, therefore, no equity grants were made to any Named Executive Officers during 2013 under the 2013 Plan.

2013 Restricted Stock Awards

The Executive Compensation Committee granted Restricted Stock Awards (“RSAs”) in an amount equal to a percentage of the recipient’s annual salary.  See “CEO Compensation Arrangements” below for information on equity grants to our President and CEO.  The value of the RSAs was based on the closing price of the Company’s Common Stock on the NASDAQ Stock Market on February 1, 2013, which was $4.98.  The shares were issued from the Company’s 2004 Equity Incentive Plan.  The RSAs will vest 25% each year beginning February 1, 2014, conditioned on continued employment and certain other forfeiture provisions.  The following table sets forth the RSAs that were awarded to Messrs. Beckham and Weindel:

Name and Position	Shares of Restricted Stock
Clifton R. Beckham Executive Vice President and Chief Financial Officer	7,530

Michael R. Weindel Executive Vice President and Chief Operations Officer for SCS and Intermodal	4,317

RSAs become taxable to the Plan participants as ordinary income upon vesting.  The Company will not be responsible for the payment of any taxes or assessments that may become payable by or on behalf of a Plan participant due to any remuneration granted pursuant to the terms of the Plan.

Salary Adjustment

In connection with his new responsibilities, Mr. Beckham’s salary was set at $300,000, effective March 1, 2013.

CEO Compensation Arrangements

In February 2013, in connection with his appointment as President and Chief Executive Officer, John M. Simone entered into an employment agreement with the Company (the “Employment Agreement”), which provides for (i) an annual base salary of $460,000, (ii) a one-time grant of 75,000 shares of restricted stock, to vest in equal 25% installments over four years, beginning February 18, 2014, conditioned on continued employment and certain other forfeiture provisions, (iii) a one-time grant of non-qualified stock options valued at $75,000 using a Black-Scholes model as determined by the Company with an exercise price of $4.83, which was the closing price of the Company’s Common Stock on February 19, 2013, to vest in equal 25% installments over four years, beginning February 18, 2014, conditioned on continued employment and certain other forfeiture provisions, (iv) participation in the 2013 Management Bonus Plan with a target annual incentive bonus of 75% of annual base salary, which will not be pro-rated for 2013, and (v) two special cash bonus opportunities of up to $50,000 each determined by the achievement of certain levels of financial performance for portions of 2013.  We did not meet the levels of financial performance required for Mr. Simone’s special cash bonus opportunities described in clause (v) of the preceding sentence, and therefore, Mr. Simone was not paid such additional cash bonus in 2013.  Mr. Simone’s Employment Agreement provides for monthly severance payments in an amount equal to Mr. Simone’s then-current base salary for a period of twelve months if the Company terminates Mr. Simone’s employment without cause.  We did not meet the performance targets for 2013 and, therefore, no grants of cash or equity were made to Mr. Simone during 2013 under the 2013 Plan.

Other Elements of Compensation

401(k) Plan

In addition to the three principal elements of our compensation program described above, we also provide to our executive officers premium payments on life insurance policies, under which we are not the beneficiary, and a matching amount to the qualifying contributions made under our 401(k) Investment Plan, which was suspended effective April 1, 2009.

Retention Bonus Plan

In October 2013, the Board engaged CSI for the specific purpose of advising the Board on compensation matters related to hostile takeover activity.  In October 2013, the Executive Compensation Committee, following recommendations from CSI, approved a retention bonus plan (the “Retention Bonus Plan”) for certain of the Company’s officers, including its Named Executive Officers.  The Executive Compensation Committee determined that it was appropriate to adopt the Retention Bonus Plan as a means of assuring the continued focus of the new and expanded management team that is critical to the successful execution of the Company’s turnaround strategy, and mitigating any uncertainty regarding future employment resulting from hostile activity to acquire the Company.  In connection with its adoption of the Retention Bonus Plan, the Executive Compensation Committee consulted with management and the Company’s independent financial and legal advisors, and CSI reviewed and evaluated the terms of the Retention Bonus Plan in accordance with its engagement by the Board.

Each participant in the Retention Bonus Plan, with the exception of Mr. Simone, is eligible to receive a one-time, cash bonus that is equal to a percentage of the participant’s annualized base salary determined as of the date of adoption of the Retention Bonus Plan.  The percentages range from 6.25% to 25% of annualized base salary.  Mr. Simone is eligible to receive a retention bonus equal to 25% of his annualized base salary, plus an additional $150,000, determined by the Executive Compensation Committee to be reasonable in light of his ultimate responsibility for supervising the overall execution of the turnaround plan, of which $50,000 was paid in December 2013.  All other payments under the Retention Bonus Plan were paid on or about April 11, 2014 (the “Payment Date”) to those plan participants employed as of the date of adoption of the Retention Bonus Plan that remain employed with the Company through and as of the Payment Date.  The applicable payout amounts for Mr. Simone and the Company’s current Named Executive Officers are as follows:  Mr. Simone – $265,000; Mr. Beckham – $75,000 (25% of base salary); and Mr. Weindel – $53,751 (25% of base salary). If a participant in the Retention Bonus Plan voluntarily terminates his employment at any time after receipt of a payment under the Retention Bonus Plan and before the one-year anniversary of the adoption of the Retention Bonus Plan, or October 30, 2014, the plan participant will be required to repay his or her retention bonus award to the Company.

Severance and Change in Control Benefits

In October 2013, the Executive Compensation Committee approved a change in control/severance plan (the “Management Severance Plan”) for certain of the Company’s officers, including its Named Executive Officers.  The Executive Compensation Committee determined that it was appropriate to adopt the Management Severance Plan as a means of assuring the continued focus of the new and expanded management team that is critical to the successful execution of the Company’s turnaround strategy, and mitigating any uncertainty regarding future employment resulting from hostile activity to acquire the Company.  In connection with its adoption of the Management Severance Plan, the Executive Compensation Committee consulted with management and the Company’s independent financial and legal advisors, and CSI reviewed and evaluated the terms of the Management Severance Plan in accordance with its engagement by the Board.

The Management Severance Plan provides that the plan participants will enter into substantially identical Change in Control/Severance Agreements (each, a “Severance Agreement”) and will be entitled to certain severance benefits thereunder if (i) following adoption of the Management Severance Plan, a participant is terminated by the Company without “cause” (as defined in the Severance Agreement) other than in connection with or following a “change in control” (as defined in the Severance Agreement) (the “Severance Benefit”) or (ii) in the event of and for the twelve-month period following a “change in control,” the Company or its successor terminates a participant’s employment without “cause” or the participant is subject to a “constructive termination” (as defined in the Severance Agreement) (the “Change-in-Control Benefit”).  The Management Severance Plan provides that the Severance Benefit and the Change-in-Control Benefit are mutually exclusive and a plan participant would not be entitled to both benefits.

With respect to the Severance Benefit, plan participants will be entitled to receive a monthly severance payment equal to the participant’s base monthly salary at the time of termination without “cause” for a fixed period of time ranging from six months to twelve months.  Eligibility for the payment of the Severance Benefit is subject to execution by the recipient of a general release of claims against the Company.  The aggregate payments of Severance Benefits to which the Company’s Named Executive Officers would be entitled, assuming each officer’s termination occurred as of October 30, 2013, are as follows:  Mr. Simone – $460,000; Mr. Beckham – $300,000; and Mr. Weindel – $215,004.

With respect to the Change-in-Control Benefit, each participant, with the exception of Mr. Simone, will be entitled to receive a lump sum severance payment equal to a percentage of his annual base salary at the time of the “change in control” (ranging from 50% to 150%) and up to 18 months of continued coverage under the Company’s healthcare insurance plans.  Each of Messrs. Beckham and Weindel would be entitled to a lump sum payment equal to 100% of his base salary and 12 months of continued medical coverage.  Mr. Simone will be entitled to a lump sum payment equal to 250% of his base salary plus his target performance bonus and 24 months of continued medical coverage.  In addition, certain participants would receive lump sum cash payments for relocation services ranging from $20,000 to $50,000.  Mr. Simone would be entitled to $50,000 for relocation services.  The aggregate cash payments of Change-in-Control Benefits (which does not include the value of the continued medical coverage) to which Mr. Simone and the Company’s Named Executive Officers would be entitled, assuming each officer’s termination in the event of a “change in control” on December 31, 2013, are as follows:  Mr. Simone – $2,012,500; Mr. Beckham – $300,000; and Mr. Weindel – $215,004.

The Management Severance Plan does not provide for a gross-up payment to any of the plan participants to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code.  Instead, under the Management Severance Plan, if such excise taxes would be imposed, the executive will either receive all of the benefits to which he is entitled under the agreement, subject to the excise tax, or have his benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

Under certain circumstances in which there is a change in control, certain outstanding unexercisable stock options and unvested restricted stock granted to recipients, including Named Executive Officers, may become immediately exercisable or subject to immediate vesting, respectively, upon the occurrence of such event, notwithstanding that such stock options or restricted shares may not otherwise have been fully exercisable or fully vested.  Awards granted prior to 2009 do not provide for any acceleration of payment.  Awards granted after January 1, 2009 provide for the payment, or acceleration of payment, of compensation in connection with any change of control of the Company.   The Executive Compensation Committee may provide for acceleration of vesting of individual awards in connection with any future awards.

Generally, and as qualified by the terms of the 2004 Equity Incentive Plan and award notices, a change in control occurs if:  (i) someone acquires 50% or more of the combined voting power of the stock of the Company, unless after the transaction more than 75% of the acquiring company is owned by all or substantially all of those persons who were beneficial owners of the Company prior to such acquisition; (ii) a majority of our directors is replaced, other than by new directors approved by existing directors; (iii) we consummate a reorganization, merger, or consolidation where, following such transaction, all or substantially all of those persons who were beneficial owners of the Company immediately prior to the transaction do not own, immediately after the transaction, more than 75% of the outstanding securities of the resulting corporation; or (iv) we sell or liquidate all or substantially all of our assets.  The estimated value of stock options and restricted stock that would have vested for our Named Executive Officers as of December 31, 2013 under the acceleration scenarios described above are as follows: John M. Simone – $1,434,109; Clifton R. Beckham – $135,660; and Michael R. Weindel, Jr. – $83,692.  The value for the accelerated restricted stock was calculated by multiplying the closing market price of our stock on December 31, 2013 ($13.38), the last trading day of the fiscal year, by the number of shares of accelerated restricted stock.

The Role of Stockholder Say-on-Pay Vote

At the Company’s Annual Meeting held on May 8, 2013, our stockholders had the opportunity to cast an advisory vote (a “say-on-pay” proposal) on the compensation of our executive officers as disclosed in our proxy statement for that meeting.  Stockholders approved the say-on-pay proposal by the affirmative vote of 88.0% of the shares cast on that proposal.  The Executive Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and accordingly the Executive Compensation Committee did not change its philosophy in designing the compensation plan for fiscal 2013. The Executive Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our Named Executive Officers.

At the Company’s Annual Meeting held on May 4, 2011, our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future Annual Meetings.  Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years.  The frequency receiving the highest number of votes was every year.  In accordance with this vote, at the current time our Board of Directors has determined it will hold the say-on-pay advisory vote every year.

Accounting and Tax Considerations

In making its compensation decisions, the Executive Compensation Committee considers, and attempts to comply with, the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.  Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives exceeding $1,000,000 in any taxable year, unless the compensation is performance-based and meets certain other requirements including stockholder approval and outside director administration.  To date, no executive officer has received compensation in any year that exceeded $1,000,000.  The Executive Compensation Committee also considers, and attempts to avoid, any additional taxes or interest charges under Section 409A(a)(1)(B) of the Internal Revenue Code.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A(a)(2), (3), and (4), then the benefits are taxable in the first year that they are not subject to a substantial risk of forfeiture and are subject to additional tax plus interest under Section 409A(a)(1)(B).

Recent Compensation Decisions

2014 Management Bonus Plan

On February 25, 2014, the Executive Compensation Committee approved a Management Bonus Plan (the “2014 Plan”).  The 2014 Plan’s objectives are to attract, retain, and motivate key management employees, to reward those management employees for meeting or exceeding their performance targets, and to align the incentive rewards with the Company’s long-term objective of creating and growing economic value for its stockholders.  The 2014 Plan consists of cash and equity incentive awards.  The 2014 Plan will be administered by the Executive Compensation Committee, which will make all decisions regarding 2014 Plan participants and awards.

2014 Plan participants will be paid a cash percentage and an equity percentage of their base salaries with the achievement of certain levels of consolidated 2013 pretax income.

Each applicable level of consolidated 2014 pretax income corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee’s base salary to determine the employee’s cash bonus.  Pursuant to the Plan, John M. Simone, as a named executive officer, may receive between 25% and 125% of his base salary, and Clifton R. Beckham and Michael R. Weindel, as named executive officers, may receive between 20% and 100% of their respective base salaries, depending on the applicable level of consolidated 2014 pretax income achieved, if any.

The equity awards, if any, will consist of restricted stock.  Each applicable level of consolidated 2014 pretax income corresponds to a percentage bonus opportunity for the employee.  The percentage is multiplied by the employee’s base salary and that amount is divided by the closing price of the Company’s common stock on the day following the release of its 2014 earnings to determine the number of shares to be awarded.  Pursuant to the Plan, John M. Simone, Clifton R. Beckham, and Michael R. Weindel, as named executive officers, may receive between 10% and 30% of their respective base salaries in equity, depending on the applicable level of consolidated 2014 pretax income achieved, if any.  Instead of restricted stock, the Committee may, at its discretion, choose to award the shares in the form of nonqualified stock options, the number of which would be determined based upon the Black-Scholes-Merton cost model and the exercise price of which would be the closing price of the Company’s common stock on the day following the release of its 2014 earnings.  The equity awards will vest one-fourth each year beginning on the anniversary of the date of grant, conditioned on continued employment and certain other forfeiture provisions, and will be issued from the Company's 2014 Omnibus Incentive Plan, if approved by our stockholders at our 2014 Annual Meeting, scheduled for May 23, 2014.

Executive Compensation Tables

The following table, based on 2013 total compensation, sets forth certain information concerning the compensation for our Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards (2)(3)($)	Options Awards (2)($)	All Other Compensation ($)		Total ($)

John M. Simone(1)	2013	402,507	362,250	207,255	51,000	(4)	1,023,012
President and Chief Executive
Officer

Clifton R. Beckham	2013	312,500	37,499	--	--		349,999
Executive Vice President	2012	383,201	--	--	--		383,201
and Chief Financial Officer

Michael R. Weindel, Jr.	2013	215,004	21,499	--	1,000		237,503
Executive Vice President,	2012	221,085	--	--	1,000		222,085
SCS and Dedicated Services

(1)
In February 2013, in connection with his appointment as President and Chief Executive Officer, John M. Simone entered into an employment agreement with the Company (the “Employment Agreement”), which provides for (i) an annual base salary of $460,000, (ii) a grant of 75,000 shares of restricted stock, to vest in equal 25% installments over four years, beginning February 18, 2014, conditioned on continued employment and certain other forfeiture provisions, (iii) a grant of non-qualified stock options valued at $75,000 using a Black-Scholes model as determined by the Company with an exercise price of $4.83, which was the closing price of the Company’s Common Stock on February 19, 2013, to vest in equal 25% installments over four years, beginning February 18, 2014, conditioned on continued employment and certain other forfeiture provisions, (iv) participation in the 2013 Management Bonus Plan with a target annual incentive bonus of 75% of annual base salary, which will not be pro-rated for 2013, and (v) two special cash bonus opportunities of up to $50,000 each determined by the achievement of certain levels of financial performance for portions of 2013.  Mr. Simone’s Employment Agreement provides for monthly severance payments in an amount equal to Mr. Simone’s then-current base salary for a period of twelve months if the Company terminates Mr. Simone’s employment without cause.

(2)
The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures for service-based vesting conditions.  See also “Note 12. Stock Plans” to our 2013 consolidated financial statements in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the Company’s stock plans and the methods used to account for stock plan activity.

(3)
Awards of restricted stock are subject to vesting conditions, which may include continued employment, performance or other criteria.  The amounts set forth have been calculated assuming all increments will vest, and the shares awarded have been valued at the grant date fair value.

(4)
In connection with the Retention Bonus Plan approved by the Executive Compensation Committee in October 2013, Mr. Simone is eligible to receive a retention bonus equal to the numbers 25% of his annualized base salary, plus an additional $150,000, of which $50,000 was paid in December 2013.

Narrative to the Summary Compensation Table

See “Executive Compensation” for a description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

The following table sets forth information concerning outstanding exercisable and unexercisable option awards as of the end of fiscal year 2013.  The following table also sets forth information concerning outstanding stock awards as of the end of fiscal year 2013 that had been granted but that had not yet vested and had not yet been earned.  For this purpose, an “unearned” award is one for which it has not yet been determined whether the applicable performance goals will be met.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

John M. Simone	10,727 (5)		4.83	02/18/2023
		10,727 (7)	4.83	02/18/2023
		10,727 (8)	4.83	02/18/2023
		10,729 (9)	4.83	02/18/2023
					56,250 (17)	752,625 (11)

Clifton R. Beckham	541 (1)		14.18	08/01/2014
	542 (2)		14.18	08/01/2015
	726 (1)		13.88	08/01/2014
	725 (2)		13.88	08/01/2015
	674 (1)		14.50	08/01/2014
	673 (2)		14.50	08/01/2015
	923 (1)		11.19	08/01/2014
	923 (2)		11.19	08/01/2015
	451 (1)		12.21	08/01/2014
	451 (2)		12.21	08/01/2015
	281 (1)		18.58	08/01/2014
	281 (2)		18.58	08/01/2015
	258 (1)		16.49	08/01/2014
	258 (2)		16.49	08/01/2015
	292 (1)		13.61	08/01/2014
	292 (2)		13.61	08/01/2015
	441 (2)		12.20	08/01/2015
	603 (2)		12.52	08/01/2015
	654 (2)		12.11	08/01/2015
	346 (2)		9.03	08/01/2015
	451 (4)		12.21	08/01/2016
	281 (4)		18.58	08/01/2016
	258 (4)		16.49	08/01/2016
	292 (4)		13.61	08/01/2016
	441 (4)		12.20	08/01/2016
		441 (6)	12.20	08/01/2017
	603 (4)		12.52	08/01/2016
		602 (6)	12.52	08/01/2017
	654 (4)		12.11	08/01/2016
		655 (6)	12.11	08/01/2017
	346 (4)		9.03	08/01/2016
		345 (6)	9.03	08/01/2017
					20,966 (10)	280,525 (11)
					131 (12)	1,753 (11)
					127 (12)	1,699 (11)
					132 (14)	1,766 (11)
					176 (15)	2,355 (11)
					5,647 (16)	75,557 (11)

Michael R. Weindel, Jr.	1,700 (3)		22.54	04/01/2014
	402 (1)		14.18	08/01/2014
	402 (2)		14.18	08/01/2015
	539 (1)		13.88	08/01/2014
	539 (2)		13.88	08/01/2015
	500 (1)		14.50	08/01/2014
	501 (2)		14.50	08/01/2015
	686 (1)		11.19	08/01/2014
	685 (2)		11.19	08/01/2015
	335 (1)		12.21	08/01/2014
	335 (2)		12.21	08/01/2015
	209 (1)		18.58	08/01/2014
	209 (2)		18.58	08/01/2015
	192 (1)		16.49	08/01/2014
	192 (2)		16.49	08/01/2015
	217 (1)		13.61	08/01/2014
	217 (2)		13.61	08/01/2015
	328 (2)		12.20	08/01/2015
	448 (2)		12.52	08/01/2015
	486 (2)		12.11	08/01/2015
	257 (2)		9.03	08/01/2015
	335 (4)		12.21	08/01/2016
	208 (4)		18.58	08/01/2016
	191 (4)		16.49	08/01/2016
	216 (4)		13.61	08/01/2016
	328 (4)		12.20	08/01/2016
		327 (6)	12.20	08/01/2017
	448 (4)		12.52	08/01/2016
		447 (6)	12.52	08/01/2017
	486 (4)		12.11	08/01/2016
		486 (6)	12.11	08/01/2017
	257 (4)		9.03	08/01/2016
		256 (6)	9.03	08/01/2017
					15,316 (10)	204,928 (11)
					98 (12)	1,311 (11)
					94 (13)	1,258 (11)
					98 (14)	1,311 (11)
					132 (15)	1,766 (11)
					3,238 (16)	43,324 (11)

(1)	Options had a vesting date of 08/01/11.

(2)	Options had a vesting date of 08/01/12.

(3)	Options had a vesting date of 04/01/12.

(4)	Options had a vesting date of 08/01/13.

(5)	Options had a vesting date of 02/18/14.

(6)	Options have a vesting date of 08/01/14.

(7)	Options have a vesting date of 02/18/15.

(8)	Options have a vesting date of 02/18/16.

(9)	Options have a vesting date of 02/18/17.

(10)
The restricted stock shown in this table is based upon the award of a total of 200,000 shares of restricted stock to certain officers of the Company including Messrs. Beckham and Weindel on July 16, 2008.  Each participating officer’s restricted shares of Common Stock will vest in varying amounts over the ten year period beginning April 1, 2011, subject to the Company’s attainment of retained earnings growth.  The increment that was set to vest on April 1, 2014 was deemed forfeited on February 28, 2013 due to the Company not meeting the specified performance criteria.  The shares will remain outstanding until their scheduled vesting date of April 1, 2014, at which time their forfeiture will become effective.  The number of shares deemed forfeited for Messrs. Beckham and Weindel were 2,995 and 2,188, respectively.  Because it was conclusively determined by December 31, 2013 that such fourth increment would be forfeited, the shares covered by such increment of this award did not represent potentially realizable compensation to Messrs. Beckham and Weindel at year end, and such shares are not included in this table.

(11)
The market value of shares of unvested, unearned restricted stock is equal to the product of the closing market price of our Common Stock at the most recent fiscal year end and the number of unvested, unearned shares.  The closing market price of our Common Stock was $13.38 on December 31, 2013.

(12)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham and Weindel on February 1, 2011.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2012 and continuing through and including August 1, 2014.

(13)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham and Weindel on May 2, 2011.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2012 and continuing through and including August 1, 2014.

(14)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham and Weindel on August 1, 2011.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2012 and continuing through and including August 1, 2014.

(15)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham and Weindel on November 1, 2011.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2012 and continuing through and including August 1, 2014.

(16)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham and Weindel on February 1, 2013.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-fourth beginning February 1, 2014 and continuing through and including February 1, 2017.

(17)
The restricted stock shown in this table is based upon the grant of restricted stock Mr. John Simone on February 18, 2013 in connection with his appointment as President and CEO.  His restricted shares of Common Stock will vest in annual increments of one-fourth beginning February 18, 2014 and continuing through and including February 18, 2017.

Non-Qualified Deferred Compensation

We do not offer, and our Named Executive Officers did not participate in, any non-qualified deferred compensation programs during the year ended December 31, 2013.

Pension Benefits

We do not offer, and our Named Executive Officers did not participate in, any pension plan during the year ended December 31, 2013.

DIRECTOR COMPENSATION

From January 1, 2013 to May 8, 2013, we paid each nonemployee, non-chair director an annual retainer of $10,000, payable in quarterly installments of $2,500, and the Chairman was paid an annual retainer of $40,000 payable in quarterly installments of $10,000.  Non-chair directors received a $1,000 fee per meeting attended and a $500 fee per telephone meeting attended.

Beginning May 8, 2013, each nonemployee, non-chair director was paid a quarterly cash retainer of $6,250, and the Chairman was paid a quarterly cash retainer of $11,250.  In addition, each nonemployee non-chair director was paid a $25,000 annual equity retainer consisting of restricted shares of the Company’s Common Stock.  The annual equity retainer granted to Mr. Peiser, as Chairman of the Board, amounts to $60,000.  All shares granted shall vest on the date of the next Annual Meeting.  The equity awards to all nonemployee directors are determined based on the closing price of the Company’s Common Stock on the date of grant, and are subject to certain acceleration and forfeiture provisions.

Effective May 8, 2013, nonemployee directors do not receive per-meeting fees for attending Board meetings; however, they do receive fees for attending committee meetings.

During 2013, the Chairman of the Audit Committee was paid an annual retainer of $7,500, payable in quarterly installments of $1,875, in addition to a $5,000 annual retainer paid to all members of the Audit Committee in quarterly installments of $1,250.  Audit Committee members were also paid a fee of $500 per Audit Committee meeting attended in person and $250 per telephone Audit Committee meeting.

During 2013, the Chairman of the Executive Compensation Committee was paid an annual retainer of $2,000, payable in quarterly installments of $500, in addition to a $1,000 annual retainer paid to all members of the Executive Compensation Committee in quarterly installments of $250.  Executive Compensation Committee members were also paid a fee of $500 per Executive Compensation Committee meeting attended in person and $250 per telephone Executive Compensation Committee meeting.  From January 1, 2013 to May 8, 2013, Mr. Peiser received a quarterly retainer of $875.  Beginning May 8, 2013, Mr. Peiser continued to receive the quarterly retainer plus he was paid a per meeting fee in accordance with the above payment schedule for non-chair members.

  During 2013, the Chairman of the Nominating and Corporate Governance Committee was paid an annual $2,000 retainer, payable in quarterly installments of $500, and the Chairman and all members of the Nominating and Corporate Governance Committee were paid a $2,000 retainer, payable in quarterly installments of $500.  The Chairman and all members of the Nominating and Corporate Governance Committee received no fees for attending individual Nominating and Corporate Governance Committee meetings.

Directors who are our employees do not receive compensation for Board or committee service.

The 2004 Equity Incentive Plan permits awards of incentive stock options, nonqualified stock options, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of Common Stock.  Individuals to whom awards may be granted include any employee, officer or director of the Company or of any entity that is directly or indirectly controlled by the Company.  No individual director may receive in any one calendar year awards amounting to more than 30,000 shares of our Common Stock.  The Executive Compensation Committee may grant stock options to directors either in the form of incentive stock options or nonqualified stock options, except that incentive stock options may not be granted to nonemployee directors.  The exercise price of any shares subject to a stock option may be no less than 100% of the fair market value of the shares on the date the stock option is granted, or 110% of such fair market value for an incentive stock option granted to a participant who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our stock or one of our parent or subsidiary corporations.  The 2004 Equity Incentive Plan is administered by the Executive Compensation Committee.  The Board or the Executive Compensation Committee may delegate the administration of the 2004 Equity Incentive Plan, subject to certain limitations.

The 2004 Equity Incentive Plan will expire on May 5, 2014 and the stockholders of the Company are being asked to vote on the approval of the USA Truck, Inc. 2014 Omnibus Incentive Plan, which will replace the 2004 Equity Incentive Plan.

The following table sets forth information concerning compensation for the last fiscal year for our nonemployee directors.

2013 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)	Stock Awards ($)	Total ($)
Robert A. Peiser	50,750	--	60,000 (2)	110,750
Terry A. Elliott	43,750	--	24,996 (3)	68,746
William H. Hanna	39,000	--	24,996 (3)	63,996
Richard B. Beauchamp	39,000	--	24,996 (3)	63,996
James D. Simpson, III	23,000	--	24,996 (3)	47,996
Robert E. Creager	31,250	--	24,996 (3)	56,246

(1)	Represents fees earned based on meetings held during 2013.

(2)	Mr. Peiser was granted 10,000 shares of restricted stock May 8, 2013, which will vest on the date of the 2014 Annual Meeting.

(3)	Messrs. Elliott, Hanna, Beauchamp, Simpson, and Creager were each granted 4,166 shares of restricted stock on May 8, 2013, which will vest on the date of the 2014 Annual Meeting.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee is comprised of Richard B. Beauchamp (Chairman), William H. Hanna, Terry A. Elliott and Robert A. Peiser.

During 2013, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors, our executive officers, and their affiliates.

See “Certain Transactions” for a description of certain transactions between us and our other directors, executive officers, or their affiliates and “Executive Compensation” for a description of compensation of the members of the Executive Compensation Committee.

RISKS PRESENTED BY THE COMPANY’S COMPENSATION PROGRAMS

As required by the SEC rules, the Company has assessed the risks that could arise from its compensation policies, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.  The Company’s risk-assessment of its compensation policies creates a strong alignment between the interests of management and stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm we utilized during fiscal years 2013 and 2012 was Grant Thornton LLP.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.  The representatives of Grant Thornton LLP will have the opportunity to make a statement at the Annual Meeting if they choose to do so.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by our principal accountant, Grant Thornton LLP, for the years ended December 31, 2013 and 2012 for the audit of the Company’s consolidated financial statements and fees billed for other services rendered.

	2013	2012
Audit Fees (a)	$240,000	$235,000

Other Fees:
Audit-Related Fees (b)	--	--
Tax Fees (c)	--	1,491
All Other Fees (d)	--	--

(a)
Fees and expenses for (i) the integrated audit of the consolidated financial statements included in our Annual Reports on Form 10-K and internal control over financial reporting for 2013; (ii) the reviews of the interim consolidated financial information included in our Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and provision of related consents.

(b)	Fees and expenses paid to our principal accountant for services reasonably related to the performance of the audit or review of our financial statements that are not reported under “audit fees.”

(c)	Fees and expenses paid to our principal accountant for (i) tax compliance; (ii) tax planning; and (iii) tax advice.

(d)	Fees and expenses paid to our principal accountant for services other than audit fees, audit-related fees, and tax fees.

The Audit Committee selects the firm that performs the integrated audit of our consolidated financial statements and internal control over financial reporting, determines the compensation of that firm and pre-approves all services of any type that firm renders to us.  The Audit Committee has been informed of the types of services Grant Thornton LLP rendered to us and has determined that, in providing those services, Grant Thornton LLP has maintained its independence as to us.  The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence.  The Audit Committee pre-approves the engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, our structure or other matters.  The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of our consolidated financial statements and that are traditionally performed by the independent auditor) and tax services.  Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period.  The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by our independent registered public accounting firm, and provides that permissible non-audit services classified as “all other services” must be separately pre-approved by the Audit Committee.  The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

REPORT OF AUDIT COMMITTEE

In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm.  The Audit Committee Report for 2013 is set forth below.

The Audit Committee Report shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls over financial reporting.  The Company’s management has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls.  The Company retains an independent registered public accounting firm, which is responsible for conducting an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon.

In performing its duties, the Audit Committee has discussed the Company’s financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and the Company’s independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm.  For the fiscal year ended December 31, 2013, the Audit Committee (i) reviewed and discussed the audited financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and Grant Thornton LLP, the Company’s independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be disclosed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as may be modified, supplemented, or amended; (iii) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as amended; and (iv) has discussed with the independent registered public accounting firm its independence. The Audit Committee met with representatives of the independent registered public accounting firm without management or other persons present four times during 2013.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Audit Committee:
Terry A. Elliott (Chairman)
Richard B. Beauchamp
William H. Hanna
Robert E. Creager

CORPORATE GOVERNANCE AND RELATED MATTERS

We are committed to conducting our business in accordance with the highest ethical standards.  As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all directors, officers and employees, which sets forth the conduct and ethics expected of all our affiliates and employees, a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.  In addition, any amendments to, or waivers of, any provision of the Code of Ethics that apply to our principal executive, financial, and accounting officers, or persons performing similar functions, will be posted at that same location on our website.  In connection with the stockholders approval in 2011 of the amendments to the Company’s bylaws, the Board established a separate Nominating and Corporate Governance Committee comprised solely of independent directors.  The independent directors of the Nominating and Corporate Governance Committee have responsibility to, in part, recommend to the full Board corporate governance guidelines applicable to the Company and lead the Board in its annual review of the Board’s performance.

We adopted a Policy Statement and Procedures for Reporting of Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.  The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold USA Truck and our personnel, including senior management, accountable for adhering to our ethical standards.  The Whistleblower Policy establishes procedures for any person to report violations by us or any of our personnel of our Code of Ethics or any laws, rules or regulations without fear of retaliation.  The Whistleblower Policy also contains special procedures for submission by employees of confidential, anonymous complaints involving our accounting practices and internal accounting controls.

We also adopted a Stockholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth our policy regarding Board members’ attendance at Annual Meetings.  This Policy is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.

CERTAIN TRANSACTIONS

We have a long-standing written policy of not making loans to our officers, directors or affiliates. Our policy further prohibits entering into leases, equipment purchase agreements or other contracts with our officers, directors or affiliates unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in the best interest of USA Truck and on terms no less favorable than could be obtained from an unrelated third party.  Since January 1, 2012, there were no transactions involving a “related person,” as that term is defined in Item 401(a) of Regulation S-K, identified in the responses to the annual questionnaire sent to each director and executive officer of the Company, or otherwise known to the Audit Committee or to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms and amendments thereto, we believe that none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a), with the exception of Kimberly Woodard and J. Rodney Mills, each of whom inadvertently failed to timely report one transaction relating to the forfeiture of restricted stock upon his/her termination of employment.

STOCKHOLDER PROPOSALS

Under SEC rules and regulations, stockholder proposals intended to be presented at the 2015 Annual Meeting must be received by the Company no later than December 26, 2014 to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. If, pursuant to our bylaws, any stockholder intends to present a proposal at the 2015 Annual Meeting without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 23, 2015 and no later than February 22, 2015. Any notice received prior to January 23, 2015 or after February 22, 2015 is untimely.

Proposals must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws and  regulations and the Company’s bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. Proposals should be addressed to USA Truck, Inc., Attention: Corporate Secretary, 3200 Industrial Park Road, Van Buren, Arkansas 72956.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors
DAVID F. MARANO
Secretary

April 25, 2014

Upon written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2013 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto.  The written request should be sent to David F. Marano, Secretary of the Company, at the Company’s executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956.  The written request must state that as of March 28, 2014, the person making the request was a beneficial owner of shares of the Common Stock of the Company.

APPENDIX A

USA TRUCK, INC.

2014 OMNIBUS INCENTIVE PLAN

Effective May 23, 2014

ARTICLE I
PURPOSE AND EFFECTIVE DATE

Section 1.1.                      Purpose.  The purpose of the USA Truck, Inc. 2014 Omnibus Incentive Plan (the “Plan”) is to provide annual incentives to certain Employees, Directors, and Consultants of the Company in a manner designed to reinforce the Company’s performance goals; to link a significant portion of Participants’ compensation to the achievement of such goals; and to continue to attract, motivate, and retain key personnel on a competitive basis.

Section 1.2.                      Term.  The Plan was initially adopted by the Board of Directors on February 25, 2014, and became effective on May 23, 2014, the date of the approval by the Company's stockholders.

Section 1.3.                      Successor Plan.  This Plan shall serve as the successor to the USA Truck, Inc. 2004 Equity Incentive Plan (the "Predecessor Plan"), and no further Awards shall be made under the Predecessor Plan from and after the effective date of this Plan.  All outstanding Awards under the Predecessor Plan immediately prior to the effective date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding Awards under this Plan; provided, however, each such Award shall continue to be governed solely by the terms and conditions of the instrument evidencing such Award and interpreted under the terms of the Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated Awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such Awards.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.1.                      Certain Defined Terms.  As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:

(a)           "Award" means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit Award, performance unit, Performance Award, or other incentive Award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

(b)           "Award Notice" means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.  The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

(c)           "Board" means the Board of Directors of the Company.

(d)           "CEO" means the Chief Executive Officer of the Company.

(e)           "Code" means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder.

(f)           "Committee" means the Executive Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, that the Committee shall consist of two or more Directors, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3).

(g)           "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

(h)           "Company" means USA Truck, Inc., a Delaware corporation, and its Subsidiaries from time to time; provided, however, that when the defined term “Company” is used in the Plan in Sections 1.2, 2.1(c), 2.1(d), 2.1(g), 4.2(h) (second usage), 4.3, 6.1, 6.2, 11.3, 13.2 (second usage), 16.2, and 16.4, the term “Company” shall be interpreted to mean only USA Truck, Inc., a Delaware corporation (and not also its Subsidiaries).

(i)           "Consultants" means the consultants, advisors and independent contractors retained by the Company.

(j)           "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

(k)           "Director" means a Non-Employee member of the Board.

(l)           "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

(m)           "Employee" means any person employed by the Company on a full- or part-time basis.

(n)           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder.

(o)           "Fair Market Value" means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price, regular way, on such date (or, if no sale takes place on such date, the last reported sale price, regular way, on the next preceding date on which such sale took place), as reported by such exchange.  If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the value determined by the Committee in good faith.

(p)           "Grant Date" means the first date on which all necessary Committee action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of the authorization process.

(q)           "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole and absolute discretion, such application is appropriate.  Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award.  In no event shall any discretionary authority granted to the Committee by the Plan, including, without limitation, Negative Discretion, be used to: (i) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (ii) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

(r)           "Participant" means any Employee, Director, or Consultant to whom an Award has been granted under the Plan.

(s)           "Performance Awards" means the Stock Awards and performance units granted pursuant to Article VII.  Performance Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

(t)           "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goal(s) shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following:  revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles, number of significant accidents, number of worker's compensation claims, changes in safety scores and ratings), operating income, operating ratio, operating margin, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, diluted earnings per share, adjusted diluted earnings per share, stock price, working capital measures, assets, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), leverage measures, productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer-to-tractor ratio, tractor-to-non-driver ratio, average revenue per tractor, average percentages of loaded and empty miles, average fuel savings, and fuel surcharge revenues), cash position, return on stockholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), net margin, gross margin, market share, stockholder return, economic value added, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as additional Performance Criteria, the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including, without limitation, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility.  Each of the Performance Criteria may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

(u)           "Performance Formula" means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

(v)           "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.  Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.

(w)           "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(x)           "Plan" means this 2014 Omnibus Incentive Plan, as amended from time to time.

(y)           "Restricted Stock Unit Award" means an Award granted pursuant to Article XI in the form of a right to receive shares of Common Stock on a future date.

(z)           "Stock Award" means an Award granted pursuant to Article X in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

(aa)           "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of twenty percent (20%) or more, except that with respect to incentive stock options, "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424(f) of the Code.

(bb)           "Term" means the term during which new Awards may be granted under the Plan, which shall be, if stockholder approval of this Plan is obtained at the 2014 Annual Meeting of Stockholders, the date of such approval, until the Plan expires on May 23, 2024.

Section 2.2.                      Other Defined Terms.  Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.

Section 2.3.                      Construction.  In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.  Any reference in this Plan to a provision of a statute, rule, or regulation refers to such provision as amended from time to time and will also include any applicable successor provision thereto.

ARTICLE III
ELIGIBILITY

Section 3.1.                      In General.  Subject to Section 3.2 and Article IV, all Employees, Directors, and Consultants are eligible to participate in the Plan.  The Committee may select, from time to time, Participants from those Employees, Directors, and Consultants.

Section 3.2.                      Incentive Stock Options.  Only Employees shall be eligible to receive "incentive stock options" (within the meaning of Section 422 of the Code).

ARTICLE IV
PLAN ADMINISTRATION

Section 4.1.                      Responsibility.  The Committee shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms.

Section 4.2.                      Authority of the Committee.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a)           determine eligibility for participation in the Plan;

(b)           select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards, and the terms, conditions, restrictions, and limitations of the Awards, including, without limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, Performance Criteria, confidentiality, and non-competition;

(c)           interpret the Plan;

(d)           construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(e)           issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f)           make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g)           to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)           promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, disability, retirement, termination from the Company, or breach of agreement by the Participant, or in the event of a change of control of the Company;

(i)           accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(j)           establish such other types of Awards, besides those specifically enumerated in Article V hereof, which the Committee determines are consistent with the Plan’s purpose;

(k)           subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l)           establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

(m)           determine the terms and provisions of any agreements entered into hereunder;

(n)           take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o)           make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.3.                      Restriction on Option Repricing.  Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company’s stockholders.  For purposes of the Plan, the term "reprice" shall mean (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation, or substitution, (ii) the replacement of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan in exchange for cash or other consideration, or (iii) any other action that would be treated as a "repricing" under the rules and interpretations of the principal national securities exchange on which the Common Stock is then listed or admitted to trading.

Section 4.4.                      Section 162(m) of the Code.  With regard to Awards issued to Covered Employees that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

Section 4.5.                      Action by the Committee.  Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members.  Any determination of the Committee may be made, without a meeting, by unanimous written consent when deemed necessary or desirable.

Section 4.6.                      Allocation and Delegation of Authority.  The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons; provided, that any such allocation or delegation be in writing; provided, further, that only the Committee, or other committee consisting of two or more Directors, all of whom are both "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3) may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE V
FORM OF AWARDS

Section 5.1.                      In General.  Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article VII, stock options pursuant to Article VIII, stock appreciation rights pursuant to Article IX, Stock Awards pursuant to Article X, Restricted Stock Unit Awards pursuant to Article XI, performance units pursuant to Article XII, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof.  Each Award shall be subject to the terms, conditions, restrictions, and limitations of the Plan and the Award Notice for such Award.  Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Section 5.2.                      Foreign Jurisdictions.

(a)           Special Terms.  In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors, or Consultants (or who are foreign nationals temporarily within the United States) and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may provide for such modifications and additional terms and conditions ("Special Terms") in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (i) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (ii) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void.  The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director's or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment, or similar measure, and the Committee may designate a person or persons to make such determination for a location.  The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (A) increase the limitations contained in Section 6.3; (B) increase the number of available shares under Section 6.1; or (C) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

(b)           Currency Effects.  Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in United States currency.  The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to United States dollars.  In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE VI
SHARES SUBJECT TO PLAN

Section 6.1.                      Available Shares.  The maximum aggregate number of shares of Common Stock which shall be available for the grant of Awards under the Plan from and after the Plan effective date (including incentive stock options) until the end of the Plan's Term shall not exceed 500,000 shares (the "Share Reserve").  The Share Reserve shall be subject to adjustment as provided in Section 6.2.  Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock (collectively, "Terminated Shares") shall be available again for grant under the Plan to the extent such Terminated Shares relate to Awards granted on or after the Plan effective date.  Notwithstanding anything contained in this Plan to the contrary, the following shares shall not become available for issuance under the Plan: (a) shares tendered by Participants as full or partial payment to the Company upon exercise of stock options granted under this Plan; (b) shares reserved for issuance upon the grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; (c) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of stock options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan; (d) shares that were reserved for issuance under the Predecessor Plan; and (e) shares that are related to Awards granted under the Predecessor Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock.  The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.  For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

Section 6.2.                      Adjustment Upon Certain Events.  In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities or any extraordinary cash dividend (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant to outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards, and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. The Committee, in its sole discretion and without liability to any person, may adjust Performance Goals and Performance Periods for Performance Awards to the extent permitted by Code Section 162(m) to prevent the dilution or enlargement of a Participant’s rights with respect to a Performance Award.

Section 6.3.                      Maximum Award Payable.  Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is 125,000 shares of Common Stock or, in the event the Award is paid in cash, $1,250,000.

ARTICLE VII
PERFORMANCE AWARDS

Section 7.1.                      Purpose.  For purposes of Performance Awards issued to Employees, Directors, and Consultants that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the provisions of this Article VII shall apply in addition to and, where necessary, in lieu of the provisions of Article X, Article XI, and Article XII.  The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article X, the Restricted Stock Unit Awards authorized under Article XI, and the performance units under Article XII as "performance-based compensation" under Section 162(m) of the Code.  The provisions of this Article VII shall control over any contrary provision contained in Article X, Article XI, or Article XII.

Section 7.2.                      Eligibility.  For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code which Employees, Directors, and Consultants will be Participants for such period.  However, designation of an Employee, Director, or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article VII.  Moreover, designation of an Employee, Director, or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director, or Consultant as a Participant in any subsequent Performance Period, and designation of one Employee, Director, or Consultant as a Participant shall not require designation of any other Employee, Director, or Consultant as a Participant in such period or in any other period.

Section 7.3.                      Discretion of Committee with Respect to Performance Awards.  The Committee shall have the authority to determine which Covered Employees or other Employees, Directors, or Consultants shall be Participants of a Performance Award.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is (are) to apply to the Company or any one or more subunits thereof and the Performance Formula.  For each Performance Period, with regard to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

Section 7.4.                      Payment of Performance Awards.

(a)           Condition to Receipt of Performance Award.  Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b)           Limitation.  A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c)           Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula.  The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d)           Negative Discretion.  In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e)           Timing of Award Payments.  The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE VIII
STOCK OPTIONS

Section 8.1.                      In General.  Awards may be granted in the form of stock options in such numbers and at such times during the Term of the Plan as the Committee shall determine.  These stock options may be incentive stock options within the meaning of Section 422 of the Code, non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.  All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 8.2.                      Terms and Conditions of Stock Options.  An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock, as determined by the Committee, as of the Grant Date.  In addition, the term of a stock option may not exceed ten (10) years from the Grant Date.

Section 8.3.                      Restrictions Relating to Incentive Stock Options.  Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code.  Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Section 8.4.                      Exercise.  Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by applicable law, through net settlement in shares or through tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate.  The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.  Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise.

Section 8.5.                      Options Granted to Ten Percent Stockholders.  No incentive stock option shall be granted to a Participant who owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code), unless at the time the option is granted, the exercise price of the option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to such option and such option, by its terms, is not exercisable after the expiration of five (5) years from the Grant Date of the option.  The provisions of this Section 8.5 shall not apply to the grant of non-qualified stock options.

ARTICLE IX
STOCK APPRECIATION RIGHTS

Section 9.1.                      In General.  Awards may be granted in the form of stock appreciation rights ("SARs") in such numbers and at such times during the Term of the Plan as the Committee shall determine.  SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise.  The "exercise price" for a particular SAR shall be defined in the Award Notice for that SAR.  A SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs").  A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option.  All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 9.2.                      Terms and Conditions of Tandem SARs.  A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option.  However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Grant Date of the Tandem SAR.  If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise.  Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise.  Moreover, all Tandem SARs shall expire not later than ten (10) years from the Grant Date.

Section 9.3.                      Terms and Conditions of Freestanding SARs.  Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The exercise price of a Freestanding SAR shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date of the Freestanding SAR.  Moreover, all Freestanding SARs shall expire not later than ten (10) years from the Grant Date of the Freestanding SAR.

Section 9.4.                      Deemed Exercise.  The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

Section 9.5.                      Payment.  Unless otherwise provided in an Award Notice, a SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE X
STOCK AWARDS

Section 10.1.                      Grants.  Awards may be granted in the form of Stock Awards in such numbers and at such times during the Term of the Plan as the Committee shall determine.

Section 10.2.                      Performance Criteria.  For Stock Awards conditioned, restricted, and/or limited based on Performance Goal(s), the length of the Performance Period, the Performance Goal(s) to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goal(s) has (have) been attained shall be conclusively determined by the Committee in the exercise of its sole and absolute discretion.  The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award.

Section 10.3.                      Rights as Stockholders.  During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, without limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

Section 10.4.                      Evidence of Award.  Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE XI
RESTRICTED STOCK UNIT AWARDS

Section 11.1.                      Grants.  Awards may be granted in the form of Restricted Stock Unit Awards in such numbers and at such times during the Term of the Plan as the Committee shall determine.

Section 11.2.                      Rights as Stockholders.  Unless otherwise provided in the applicable Award Notice, until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

Section 11.3.                      Evidence of Award.  A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of the Company in such manner as the Committee deems appropriate.

ARTICLE XII
PERFORMANCE UNITS

Section 12.1.                      Grants.  Awards may be granted in the form of performance units in such numbers and at such times during the Term of the Plan as the Committee shall determine.  Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

Section 12.2.                      Performance Criteria.  Performance units shall be contingent on the attainment during a Performance Period of certain Performance Goals.  The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its sole and absolute discretion.  The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award.

ARTICLE XIII
PAYMENT OF AWARDS

Section 13.1.                      Payment.  Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.

Section 13.2.                      Withholding Taxes.  The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes.  Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE XIV
DIVIDEND AND DIVIDEND EQUIVALENTS

If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.  Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine.  All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE XV
DEFERRAL OF AWARDS

Subject to Section 16.8, at the discretion of the Committee, payment of any Award, salary, bonus compensation, Board compensation, dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish.  All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company.  Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code.  Deferred payments shall be paid in a lump sum or installments, as determined by the Committee.  Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE XVI
MISCELLANEOUS

Section 16.1.                      Nonassignability.  Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

Section 16.2.                      Regulatory Approvals and Listings.  Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 16.3.                      No Right to Continued Employment or Grants.  Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company.  The Company reserves the right to terminate the employment or other service of a Participant at any time.  Further, the adoption of this Plan shall not be deemed to give any Employee, Director, or any other individual any right to be selected as a Participant or to be granted an Award.  In addition, no Employee, Director, or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

Section 16.4.                      Amendment/Termination.  The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice.  In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, without limitation, the listing requirements of the principal national securities exchange on which the Common Stock is then listed or admitted to trading. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.  No Awards shall be granted under the Plan after May 23, 2024, but Awards theretofore granted may extend beyond that date.

This Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance thereunder.  Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee deems necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee deems necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

Section 16.5.                      Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 16.6.                      No Right, Title, or Interest in Company Assets.  Unless otherwise provided in the applicable Award Notice, no Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan.  To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.  All of the Awards granted under the Plan shall be unfunded.

Section 16.7.                      No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, without limitation, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, without limitation, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Section 16.8.                      Section 409A.  Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  The Company shall use commercially reasonably efforts to implement the provisions of this Section 16.8 in good faith; provided, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 16.8.

Section 16.9.                      Clawback.  Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law or by the principal national securities exchange on which the Common Stock is then listed or admitted to trading.  Any Award Notice may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Section 16.10.                      Successors and Assigns.  The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY USA TRUCK, INC.
					For all	With Hold All	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2014. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS ONE, TWO AND THREE.			1.	Election of two (2) Class I directors for a term of office expiring at the 2017 Annual Meeting of Stockholders
(01) William H. Hanna, (02) James D. Simpson, III

The stockholder  of record  hereby appoints  ROBERT A. PEISER and JOHN M. SIMONE, and either  of them, with full power of substitution,  as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of USA Truck, Inc. (the “Company”),  to be held  on May  23, 2014, at 10:00 a.m.,  Central Time,  and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.
					For	Against	Abstain
			2.	Advisory approval of the Company’s Executive Compensation
Please be sure to date and sign this proxy card in the box below.					For	Against	Abstain
			3.	Approval of the USA Truck, Inc. 2014 Omnibus Incentive Plan
Date
This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.
The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2014 Annual Meeting of Stockholders and the annual report to stockholders for the year ended December 31, 2013.

Sign above		co-holder (if any) sign above

(Please sign exactly as name(s) appear(s) at above. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO
ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE NAMED NOMINEES, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AND FOR THE APPROVAL OF THE USA TRUCK, INC. 2014 OMNIBUS INCENTIVE PLAN. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Detach above card, sign, date and mail in postage paid envelope provided.
SECRETARY USA TRUCK, INC. 3200 Industrial Park Road, Van Buren, Arkansas 72956

PLEASE SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/4887